UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )
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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

FRONTIER GROUP HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

FRONTIER
LOW FARES DONE RIGHT®

2022 Proxy Statement

Notice of 2022 Annual Meeting of Stockholders

To be held on May 25, 2022

FRONTIER

Frontier Group Holdings, Inc. 4545 Airport Way Denver, CO 80239
Notice of Annual Meeting of Stockholders
To be Held on May 25, 2022
To Our Stockholders:
The 2022 annual meeting of stockholders (“Annual Meeting”) of Frontier Group Holdings, Inc., a Delaware corporation (the “Company”), will be held virtually on May 25, 2022, at 10:00 a.m. Mountain Daylight Time. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/ULCC2022 and entering the 16-digit control number included on the Notice of Internet Availability of Proxy Materials (the “Internet Notice”) or any proxy card that you received, or on the materials provided by your bank or broker. You will also be able to submit questions in advance of the meeting by visiting www.proxyvote.com. The Annual Meeting will be held for the following purposes:
(1)
To elect William A. Franke, Josh T. Connor, and Patricia Salas Pineda as Class I directors to serve until the 2025 annual meeting of stockholders, and until their respective successors are duly elected and qualified;

(2)	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022;
(3)	To approve, on an advisory (non-binding) basis, the compensation of our named executive officers (“Say-on-Pay Vote”); and
(4)	To approve, on an advisory (non-binding) basis, the frequency of future Say-on-Pay Votes.
The stockholders will also act on any other business that may properly come before the Annual Meeting or any postponement, continuation, or adjournment thereof.
While all of the Company’s stockholders are invited to attend the virtual Annual Meeting, only holders of record of our outstanding shares of common stock at the close of business on March 31, 2022 are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement, or adjournment of the Annual Meeting. A complete list of these stockholders will be available for examination by any stockholder during the ten days prior to the Annual Meeting for a purpose germane to the meeting by sending an email to IR@flyfrontier.com, stating the purpose of the request, and providing proof of ownership of the Company’s common stock. This list of stockholders will also be available on the bottom panel of your screen during the meeting after entering the 16-digit control number included on the Internet Notice or any proxy card that you received, or on the materials provided by your bank or broker. The Annual Meeting may be continued or adjourned from time to time without notice other than by announcement at the Annual Meeting.
Important Information for Holders of Common Stock
It is important that your shares be represented regardless of the number of shares you may hold as of the record date. Whether or not you plan to attend the virtual Annual Meeting, we urge you to vote your shares via the toll-free telephone number or over the Internet, as described in the enclosed materials. If you received a copy of the proxy card by mail, you may sign, date, and mail the proxy card in the enclosed return envelope, which is addressed for your convenience and needs no postage if mailed in the United States. Promptly voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option. The Company asks your cooperation in promptly submitting your proxy.

YOUR VOTE IS IMPORTANT
If you would like to attend the virtual Annual Meeting, please refer to the logistical information in the section titled “Questions and Answers About the 2022 Annual Meeting of Stockholders.”
By Order of the Board of Directors,

Howard Diamond
Senior Vice President, General Counsel and Secretary
April 13, 2022

Frontier Airlines. 2022 Proxy Statement i

ii Frontier Airlines. 2022 Proxy Statement

FRONTIER GROUP HOLDINGS, INC.
4545 Airport Way
Denver, CO 80239
Executive summary
2022 Annual Meeting of Stockholders
Date: May 25, 2022
Time: 10:00 a.m. Mountain Daylight Time
Location: www.virtualshareholdermeeting.com/ULCC2022
Record Date: March 31, 2022
This proxy statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Frontier Group Holdings, Inc. (the “Company,” “Frontier,” “we” or “us”) of proxies to be voted at our Annual Meeting of Stockholders to be held on Wednesday, May 25, 2022 (the “Annual Meeting”), at 10:00 a.m. Mountain Daylight Time, and at any continuation, postponement, or adjournment of the Annual Meeting. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/ULCC2022 and entering the 16-digit control number included on the Notice of Internet Availability of Proxy Materials (the “Internet Notice”) or any proxy card that you received, or on the materials provided by your bank or broker.
Only holders of record of outstanding shares of our common stock (our “stockholders”) at the close of business on March 31, 2022 (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement, or adjournment of the Annual Meeting. Each share of our common stock entitles its holder to one vote per share on all matters presented to our stockholders. At the close of business on March 31, 2022, there were 217,499,881 shares of common stock outstanding.
This proxy statement will be first sent or given to our stockholders as of the Record Date on or about April 13, 2022.
This section summarizes and highlights certain information contained in this proxy statement but does not contain all the information that you should consider when casting your vote. Please review the entire proxy statement as well as the Company’s Annual Report to Stockholders for the fiscal year ended December 31, 2021 (the “2021 Annual Report”) carefully before voting. Frequently asked questions and logistical information regarding the Annual Meeting are available in the section titled “Questions and Answers About the 2022 Annual Meeting of Stockholders” beginning on page 3.
Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to Be Held on May 25, 2022:
THIS PROXY STATEMENT AND OUR 2021 ANNUAL REPORT ARE AVAILABLE FOR VIEWING, PRINTING, AND
DOWNLOADING AT www.proxyvote.com.
Frontier Airlines. 2022 Proxy Statement 1

MEETing Agenda Items
Proposal	Page Number	Voting Standard	Board Vote Recommendation
Proposal No. 1: To elect William A. Franke, Josh T. Connor, and Patricia Salas Pineda as Class I directors to serve until the 2025 annual meeting of stockholders, and until their respective successors are duly elected and qualified	8	Plurality of votes cast	FOR each Director nominee
Proposal No. 2: To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022	23	Majority of votes present and entitled to vote	FOR
Proposal No. 3: To approve, on an advisory (non-binding) basis, the compensation of our named executive officers (“Say-on-Pay Vote”)	26	Majority of votes present and entitled to vote	FOR
Proposal No. 4: To approve, on an advisory (non-binding) basis, the frequency of future Say-on-Pay Votes	27	Majority of votes present and entitled to vote*	ONE YEAR
*	If no frequency receives the majority of votes cast, then the frequency that receives the plurality of the votes cast will be considered the frequency recommended by stockholders.
Director nominees
Name	Director Since	Independent	Audit Committee	Compensation Committee	Finance Committee	Nominating and Corporate Governance Committee	Safety and Security Committee
William A Franke*	2013	Yes		Chair		Member
Josh T. Connor	2015	No			Member
Patricia Salas Pineda	2016	Yes		Member		Member
*	Chairperson
2 Frontier Airlines. 2022 Proxy Statement

Questions and answers about the 2022 annual meeting of stockholders
WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?
The Record Date for the Annual Meeting is March 31, 2022. You are entitled to vote at the Annual Meeting only if you are a stockholder of record at the close of business on that date, or if you hold a valid proxy for the Annual Meeting. Each share of our common stock entitles its holder to one vote per share on all matters presented to our stockholders. At the close of business on March 31, 2022, there were 217,499,881 shares of common stock issued and outstanding and entitled to vote at the Annual Meeting.
WHY HAVE I RECEIVED A “NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS”?
As permitted by the rules of the U.S. Securities and Exchange Commission (the “SEC”), we are making this proxy statement and our 2021 Annual Report available to certain of our stockholders electronically via the Internet. On or about April 13, 2022, we mailed to these stockholders an Internet Notice containing instructions on how to access this proxy statement and our 2021 Annual Report and vote online. If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. Instead, the Internet Notice instructs you on how to access and review all of the important information contained in the proxy statement and 2021 Annual Report. The Internet Notice also instructs you on how you may submit your proxy over the Internet. If you received an Internet Notice by mail and would like to receive a printed copy of our proxy materials, then you should follow the instructions for requesting such materials contained on the Internet Notice.
WHAT IS THE DIFFERENCE BETWEEN BEING A “RECORD HOLDER” AND HOLDING SHARES IN “STREET NAME”?
A record holder holds shares in his or her name. Shares held in “street name” means shares that are held in the name of a bank or broker on a person’s behalf.
AM I ENTITLED TO VOTE IF MY SHARES ARE HELD IN “STREET NAME”?
Yes. If your shares are held by a bank or a brokerage firm, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials are being provided to you by your bank or brokerage firm, along with a voting instruction card if you received printed copies of our proxy materials. As the beneficial owner, you have the right to direct your bank or brokerage firm how to vote your shares, and the bank or brokerage firm is required to vote your shares in accordance with your instructions. If your shares are held in “street name,” you should contact your broker or other nominee to obtain your 16-digit control number or otherwise vote through the broker or other nominee.
HOW MANY SHARES MUST BE PRESENT TO HOLD THE ANNUAL MEETING?
A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the voting power of all outstanding shares of capital stock of the Company entitled to vote at the meeting constitutes a quorum for the transaction of business.
WHO CAN ATTEND AND VOTE AT THE 2022 ANNUAL MEETING OF STOCKHOLDERS?
As part of our effort to maintain a safe and healthy environment for our directors, members of management and stockholders, the Annual Meeting will be held entirely online. Stockholders may participate in the Annual Meeting by visiting the following website: www.virtualshareholdermeeting.com/ULCC2022.
To participate and vote at the Annual Meeting, you will need the 16-digit control number included on your Internet Notice or your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your broker or other nominee to obtain your 16-digit control number or otherwise vote through the broker or other nominee. You will need to obtain your own Internet access if you choose to attend the Annual Meeting online and/or vote over the Internet. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions, or access the list of stockholders as of the Record Date. The meeting webcast will begin promptly at 10:00 a.m. Mountain Daylight Time. We encourage you to access the meeting prior to the start time. Online check-in will begin shortly before the meeting time, and you should allow ample time for check-in procedures.
Frontier Airlines. 2022 Proxy Statement 3

Questions and answers about the 2022 annual meeting of stockholders (continued)
WHY HOLD A VIRTUAL MEETING?
We are hosting a virtual meeting as part of our effort to maintain a safe and healthy environment for our directors, members of management, and stockholders who wish to attend the Annual Meeting. A virtual meeting also enables increased stockholder attendance and participation because stockholders can participate from any location around the world. You will be able to attend the Annual Meeting online and submit your questions by visiting www.virtualshareholdermeeting.com/ULCC2022. You also will be able to vote your shares electronically at the Annual Meeting by following the instructions below.
WHAT IF DURING THE CHECK-IN TIME OR DURING THE ANNUAL MEETING I HAVE TECHNICAL DIFFICULTIES OR TROUBLE ACCESSING THE VIRTUAL MEETING WEBSITE?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website, and the information for assistance will be located on the Annual Meeting login page. You will need to obtain your own Internet access.
WILL THERE BE A QUESTION AND ANSWER SESSION DURING THE ANNUAL MEETING?
As part of the Annual Meeting, we will hold a live Q&A session, during which we intend to answer appropriate questions submitted via the virtual meeting platform by stockholders during the meeting that are pertinent to the Company and the meeting matters. The Company will endeavor to answer as many questions submitted by stockholders as time permits. Only stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “Who can attend and vote at the Annual Meeting?” will be permitted to submit questions during the Annual Meeting. Each stockholder is limited to no more than two questions. Questions should be succinct and only cover a single topic. We will not address questions that are, among other things:
•	irrelevant to the business of the Company or to the business of the Annual Meeting;
•	related to material non-public information of the Company, including the status or results of our business since our Annual Report on Form 10-K;
•	related to the proposed merger with Spirit Airlines, Inc.;
•	related to any pending, threatened, or ongoing litigation;
•	related to personal grievances;
•	derogatory references to individuals or that are otherwise in bad taste;
•	substantially repetitious of questions already submitted by another stockholder;
•	in excess of the two question limit;
•	in furtherance of the stockholder’s personal or business interests; or
•	out of order or not otherwise suitable for the conduct of the Annual Meeting as determined by the Chairperson or Secretary in their reasonable judgment.
Additional information regarding the Q&A session will be available in the “Rules of Conduct” available on the Annual Meeting webpage for stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “Who can attend and vote at the Annual Meeting?”.
WHAT IF A QUORUM IS NOT PRESENT AT THE ANNUAL MEETING?
If a quorum is not present at the scheduled time of the Annual Meeting, the Chairperson of the Annual Meeting may adjourn the Annual Meeting until a quorum is present or represented.
4 Frontier Airlines. 2022 Proxy Statement

Questions and answers about the 2022 annual meeting of stockholders (continued)
WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE INTERNET NOTICE OR MORE THAN ONE SET OF PROXY MATERIALS?
It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Internet Notice or set of proxy materials, please submit your proxy by phone, via the Internet or, if you received printed copies of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.
HOW CAN I OBTAIN A PAPER COPY OF THE 2021 ANNUAL REPORT?
We will furnish, without charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2021, including consolidated financial statements, but not including exhibits, to each of our stockholders of record on March 31, 2022, and to each beneficial stockholder on that date upon written request made to Howard Diamond, Senior Vice President, General Counsel and Secretary, Frontier Group Holdings, Inc., 4545 Airport Way, Denver, Colorado 80239. A reasonable fee will be charged for copies of requested exhibits.
HOW DO I VOTE?
We recommend that stockholders vote prior to the meeting by proxy even if they plan to attend the Annual Meeting and vote during the meeting. If you are a stockholder of record, there are three ways to vote by proxy:
•	by Internet: You can vote over the Internet at www.proxyvote.com by following the instructions on the Internet Notice or proxy card.
•	by Telephone: You can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card.
•	by Mail: You can vote by mail by signing, dating, and mailing the proxy card, which you may have received by mail.
Internet and telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on May 24, 2022.
If your shares are held in street name through a bank or broker, you will receive instructions on how to vote from the bank or broker. You must follow their instructions in order for your shares to be voted. Internet and telephone voting also may be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you would like to vote your shares at the Annual Meeting, you should contact your broker or other nominee to obtain your 16-digit control number or otherwise vote through the broker or other nominee.
CAN I CHANGE MY VOTE AFTER I SUBMIT MY PROXY?
Yes.
If you are a registered stockholder, you may revoke your proxy and change your vote:
•	by submitting a duly executed proxy bearing a later date;
•	by granting a subsequent proxy through the Internet or telephone;
•	by giving written notice of revocation to the Secretary of Frontier Group Holdings, Inc. prior to the Annual Meeting; or
•	by voting during the Annual Meeting.
Your most recent proxy card or Internet or telephone proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Secretary before your proxy is voted or you vote during the Annual Meeting.
Frontier Airlines. 2022 Proxy Statement 5

Questions and answers about the 2022 annual meeting of stockholders (continued)
If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker, or you may vote during the Annual Meeting by obtaining your 16-digit control number from your bank or broker or otherwise voting through your bank or broker.
WHO WILL COUNT THE VOTES?
A representative of Broadridge Financial Solutions, Inc., our inspector of election, will tabulate and certify the votes.
WHAT IF I DO NOT SPECIFY HOW MY SHARES ARE TO BE VOTED?
If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board. The Board’s recommendations are indicated on page 8 of this proxy statement, as well as with the description of each proposal in this proxy statement.
WILL ANY OTHER BUSINESS BE CONDUCTED AT THE ANNUAL MEETING?
We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.
HOW MANY VOTES ARE REQUIRED FOR THE APPROVAL OF THE PROPOSALS TO BE VOTED UPON AND HOW WILL ABSTENTIONS AND BROKER NON-VOTES BE TREATED?
Proposal	Voting Standard	Effect of Votes Withheld/Abstentions and Broker Non-Votes
Proposal No. 1: To elect William A. Franke, Josh T. Connor, and Patricia Salas Pineda as Class I directors to serve until the 2025 annual meeting of stockholders, and until their respective successors are duly elected and qualified
	Plurality of votes cast	Votes withheld and broker non-votes will have no effect.
Proposal No. 2: To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022	Majority of votes present and entitled to vote	Abstentions will be counted as a vote against this proposal. We do not expect any broker non-votes on this proposal.
Proposal No. 3: To approve, on an advisory (non-binding) basis, the compensation of our named executive officers (“Say-on-Pay Vote”)	Majority of votes present and entitled to vote	Abstentions will be counted as a vote against this proposal. Broker non-votes will have no effect.
Proposal No. 4: To approve, on an advisory (non-binding) basis, the frequency of future Say-on-Pay Votes	Majority of votes present and entitled to vote*	Abstentions will be counted as a vote against this proposal. Broker non-votes will have no effect.
*	If no frequency receives the majority of votes cast, then the frequency that receives the plurality of the votes cast will be considered the frequency recommended by stockholders.
WHAT IS AN ABSTENTION AND HOW WILL VOTES WITHHELD AND ABSTENTIONS BE TREATED?
A “vote withheld,” in the case of the proposal regarding the election of directors, or an “abstention,” in the case of the other proposals to be considered at the Annual Meeting, represents a stockholder’s affirmative choice to decline to vote on a proposal. Votes withheld and abstentions are counted as present and entitled to vote for purposes of determining a quorum. Votes withheld will have no effect on the election of directors, and abstentions will be counted as a vote against the other proposals to be considered at the Annual Meeting.
6 Frontier Airlines. 2022 Proxy Statement

Questions and answers about the 2022 annual meeting of stockholders (continued)
WHAT ARE BROKER NON-VOTES AND DO THEY COUNT FOR DETERMINING A QUORUM?
Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm, without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on non-routine matters, such as the election of directors and the approval of the compensation of our named executive officers. Broker non-votes count for purposes of determining whether a quorum is present.
WHERE CAN I FIND THE VOTING RESULTS OF THE 2022 ANNUAL MEETING OF STOCKHOLDERS?
We plan to announce preliminary voting results at the Annual Meeting, and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC shortly after the Annual Meeting.
Frontier Airlines. 2022 Proxy Statement 7

PROPOSAL NO. 1: ELECTION OF DIRECTORS
Our Board has nominated William A. Franke, Josh T. Connor, and Patricia Salas Pineda as Class I director nominees for election at the Annual Meeting to hold office until the annual meeting of stockholders to be held in 2025.
Recommendation of the Board of Directors
Our Board unanimously recommends that you vote “FOR” the election of each of Messrs. Franke and Connor and Ms. Pineda.
Our Board of Directors
Our business and affairs are managed under the direction of our Board. The number of directors is fixed by our Board, subject to the terms of our amended and restated certificate of incorporation and amended and restated bylaws (“Bylaws”). Our Board currently consists of eleven directors. In accordance with our amended and restated certificate of incorporation, our Board is divided into three classes with staggered three-year terms. At each Annual Meeting of Stockholders, a class of directors is elected for a three-year term to succeed the directors of the same class whose terms are then expiring. The term of the Class I director elected at our 2022 Annual Meeting of Stockholders will begin at the meeting and end at our 2025 Annual Meeting of Stockholders, or, if later, when such director’s successor has been elected and has qualified.
The following table provides certain information regarding each of our directors as of April 13, 2022.
Name	Age	Class	Independent	Audit Committee	Compensation Committee	Finance Committee	Nominating and Corporate Governance Committee	Safety and Security Committee
William A Franke*	84	I	Yes		Chair		Member
Barry L. Biffle	50	III	No
Andrew S. Broderick	38	II	Yes			Member
Josh T. Connor	48	I	No			Member
Brian H. Franke	58	III	Yes			Chair	Chair
Robert J. Genise	74	III	Yes	Member				Chair
Bernard L. Han	58	II	Yes	Chair		Member
Ofelia Kumpf	52	III	Yes		Member		Member
Michael R. MacDonald	70	II	Yes	Member				Member
Patricia Salas Pineda	70	I	Yes		Member		Member
Alejandro D. Wolff	65	II	Yes		Member			Member
*	Chairperson
8 Frontier Airlines. 2022 Proxy Statement

PROPOSAL NO. 1: ELECTION OF DIRECTORS (continued)
Board Diversity Matrix (as of April 13, 2022)
Board Size:
Total Number of Directors	11
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	9	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	1	—	—
Hispanic or Latinx	2	1	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	—	8	—	—
Two or More Races or Ethnicities	—	1	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	—
Director Biographies
Class I Directors
William A. Franke has served as Chairman of our Board of Directors since December 2013. Mr. Franke has served as managing partner of Indigo Partners LLC, a private equity fund focused on air transportation, since 2002. Mr. Franke was the chairman of America West Airlines, Inc., an airline later absorbed into a predecessor of American Airlines, from 1992 to 2001 and chief executive officer of America West Airlines from 1993 to 2001. He has served as chairman of the boards of directors of Wizz Air Holdings Plc, an airline based in Europe, since February 2005, JetSMART Holdings Limited, the parent company of an airline based in South America, since February 2017, Lynx Air Holdings Corporation, formerly Enerjet Holdco, Inc., the holding company of an airline based in Canada, since December 2018, and APiJET, LLC, a software company focused on providing real-time cost saving analytics to airlines, since November 2020. Mr. Franke has also served on the board of directors of Concesionaria Vuela Compañía de Aviación, S.A.B. de C.V., an airline based in Mexico doing business as Volaris, since July 2010. He previously served as chairman of Spirit Airlines, Inc. from 2006 to 2013 and Tiger Aviation Pte. Ltd, a Singapore-based airline, from 2004 to 2009, and as a member of the boards of directors of Alpargatas S.A.I.C., an Argentina-based footwear and textiles manufacturer, from 1996 to 2007, and Phelps Dodge Corporation, a mining company, where he served as the lead outside director for several years, from 1980 to 2007. He also previously served on a number of other publicly listed company boards of directors, including ON Semiconductor, Valley National Corporation, Southwest Forest Industries, Circle K Corporation, and Beringer Wine Estates Holdings, Inc. Mr. Franke holds a B.A. and an LLB from Stanford University and honorary doctorates from Northern Arizona University and the University of Montana. We believe Mr. Franke is qualified to serve on our Board of Directors due to his private equity experience in the air transportation industry, his prior directorships, his financial literacy, and his general and airline business experience.
Frontier Airlines. 2022 Proxy Statement 9

PROPOSAL NO. 1: ELECTION OF DIRECTORS (continued)
Josh T. Connor has served as a member of our Board of Directors since August 2015. Mr. Connor is the founding partner of Connor Capital SB, LLC, an investment firm founded in December 2015. Since April 2017, he has served as a managing director and co-portfolio manager of infrastructure investing at Oaktree Capital Management, an asset management firm specializing in alternative investment strategies. From October 2013 to July 2015, Mr. Connor served as a managing director and co-head of the industrials banking group at Barclays Capital Inc., an international investment bank. While at Barclays, Mr. Connor also served as global head of transportation banking from April 2011 to October 2013. Prior to joining Barclays, Mr. Connor was with Morgan Stanley, an international investment bank, for 15 years, where he served as co-head of the global transportation and infrastructure investment banking group. Mr. Connor has served on the boards of Copa Holdings SA, the parent company of Panamanian airline Copa Airlines, since January 2016, Watco Companies LLC, a transportation service company, since December 2018, and U.S. Rail & Logistics, a provider of terminal and logistics services, since June 2021. He has also served as chairman of the board of Neighborhood Property Group, LLC, a real estate investment company, since November 2020. Mr. Connor holds a B.A. in Economics from Williams College. We believe Mr. Connor is qualified to serve on our Board of Directors due to his private equity experience, his financial expertise and general business experience.
Patricia Salas Pineda has served as a member of our Board of Directors since June 2016. Ms. Pineda served as group vice president of Hispanic business strategy for Toyota Motor North America, Inc. from 2013 to October 2016. Previously, Ms. Pineda served Toyota Motor North America as group vice president, national philanthropy and the Toyota USA Foundation from 2004 until 2013. During this period, Ms. Pineda also served as general counsel and group vice president of administration from 2006 to 2008 and as group vice president of corporate communications and general counsel from 2004 to 2006. Prior to that, Ms. Pineda was vice president of legal, human resources and government relations, and corporate secretary of New United Motor Manufacturing, Inc., with which she had been associated since 1984. Ms. Pineda has served on the boards of directors of Levi Strauss & Co., an apparel maker, since 1991, the Latino Corporate Directors Association, a non-profit organization, since January 2013, Earthjustice, an environmental non-profit organization, since August 2018, and Omnicom Group Inc., a global marketing and communications company, since February 2022. Ms. Pineda also currently serves as chairwoman emeritus of the Latino Corporate Directors Association. She previously served on the boards of directors of Anna’s Linens, a specialty retailer of discounted home furnishings, Eller Media Company (now known as Clear Channel Outdoor), an outdoor advertising company, Cedars-Sinai Medical Center, and the Latino Donor Collaborative. Ms. Pineda holds a B.A. in Government from Mills College and a J.D. from Boalt Hall School of Law at the University of California, Berkeley. We believe Ms. Pineda is qualified to serve on our Board of Directors due to her expertise in governmental relations and regulatory oversight, corporate governance and human resources matters.
Class II Directors
Andrew S. Broderick has served as a member of our Board of Directors since January 2018. Mr. Broderick is a managing director of Indigo Partners LLC, a private equity fund focused on air transportation, which he joined in July 2008. Mr. Broderick has served on the boards of directors of Wizz Air Holdings Plc, an airline based in Europe, since April 2019; JetSMART Airlines SpA, an airline based in Chile, since September 2018; and APiJET, LLC, a software company focused on providing real-time cost saving analytics to airlines, since November 2020. Additionally, he has served as an alternate on the board of directors for Concesionaria Vuela Compania de Aviacion, S.A.B. de C.V., an airline based in Mexico doing business as Volaris, since July 2010. Prior to joining Indigo, Mr. Broderick was employed at a macroeconomic hedge fund and a stock-option valuation firm. Mr. Broderick holds a B.S. in Economics and a B.A. in Spanish from Arizona State University and an M.B.A. from the Stanford Graduate School of Business. We believe Mr. Broderick is qualified to serve on our Board of Directors due to his experience in the airline industry, financial expertise and general and airline business experience.
Bernard L. Han has served as a member of our Board of Directors since March 2014. Mr. Han served as president and chief executive officer and a member of the board of directors of Frontier Communications Corporation, a nationwide telecommunications provider, from December 2019 to April 2021. He previously served as executive vice president of strategic planning at Dish Network Corp., a broadcast satellite service provider, from December 2015 to January 2018. Prior to that, Mr. Han served as the chief operating officer of Dish Network Corp. from April 2009 to December 2015 and as the chief financial officer of EchoStar Corporation, a global satellite services provider, from September 2006 to April 2009. He has served on the board of directors of gategroup Holding AG, a provider of airline catering and retail services, since June 2021, and previously served on the board of directors of ON Semiconductor Corporation, a semiconductor manufacturer, from March 2012 to April 2015. From 2002 to 2005, Mr. Han served as the chief financial officer and executive vice president of Northwest Airlines Corp., an airline later absorbed into Delta Air Lines, Inc. From 1996 to 2002, Mr. Han held several executive positions at America West Airlines, Inc., an airline later absorbed
10 Frontier Airlines. 2022 Proxy Statement

PROPOSAL NO. 1: ELECTION OF DIRECTORS (continued)
into American Airlines, including executive vice president and chief financial officer and senior vice president of marketing and planning. From 1988 to 1995, Mr. Han held various finance and marketing positions at Northwest Airlines Corp. and American Airlines. Mr. Han holds a B.S., M.S., and M.B.A., all from Cornell University. We believe Mr. Han is qualified to serve on our Board of Directors due to his experience in the airline industry, financial expertise and general and airline business experience.
Michael R. MacDonald has served as a member of our Board of Directors since August 2016. Mr. MacDonald served as the president and chief executive officer and a member of the board of directors of DSW Inc., a publicly traded footwear retailer, from April 2009 to December 2015. Prior to joining DSW, Mr. MacDonald served as chairman and chief executive officer of Shopko Stores, a retail company, from May 2006 to March 2009. Prior to that time, Mr. MacDonald held executive positions at Saks Incorporated from 1998 to 2006, most recently as chairman and chief executive officer of the Northern Department Stores Group for six years. Prior to serving in that capacity, Mr. MacDonald held executive positions at Carson Pirie Scott, including the position of chairman and chief executive officer. Mr. MacDonald has served as a member of the board of directors of Ulta Beauty, Inc., a public company, since 2012. Mr. MacDonald holds a B.B.A. from the University of Notre Dame and an M.B.A. from the University of Detroit. We believe Mr. MacDonald is qualified to serve on our Board of Directors due to his business experience.
Alejandro D. Wolff has served as a member of our Board of Directors since July 2019. Mr. Wolff previously served as a managing director of Gryphon Partners LLC, a global advisory firm, from January 2014 to June 2016. Prior to that, Mr. Wolff spent thirty-four years with the U.S. Department of State, including posts as the U.S. Ambassador to the Republic of Chile (2010-2013) and U.S. Ambassador to the United Nations (2005-2010), before retiring in 2013 with the rank of Career Minister. Mr. Wolff has served on the boards of directors of Albemarle Corporation, a specialty chemicals company, since January 2015, and JetSMART Holdings, a low-cost air carrier based in South America, since March 2017. Mr. Wolff was previously a director of PG&E Corporation, an electric and gas utility in northern California, from April 2019 to June 2020, and of Versum Materials, a semiconductor materials company, from October 2016 to October 2019. Mr. Wolff holds a B.A. from the University of California at Los Angeles. We believe Mr. Wolff is qualified to serve on our Board of Directors due to his expertise in governmental relations and corporate governance.
Class III Directors
Barry L. Biffle has served as a member of our Board of Directors since March 2017, as our Chief Executive Officer since March 2016 and as our President since July 2014. From July 2013 to April 2014, Mr. Biffle served as chief executive officer of VivaColombia, an airline based in Medellín, Colombia. From February 2005 to July 2013, Mr. Biffle served as chief marketing officer of Spirit Airlines, Inc. From 2003 to 2005, Mr. Biffle served as managing director of marketing at US Airways. Mr. Biffle also held other key positions in network planning, sales and marketing while at US Airways. Prior to joining US Airways, Mr. Biffle held several management positions at American Eagle Airlines, a regional airline subsidiary of American Airlines, Inc. from 1995 to 1999. Mr. Biffle holds a B.A. from the University of Alabama. We believe Mr. Biffle is qualified to serve on our Board of Directors due to his experience in the air transportation industry and his general airline and business experience.
Brian H. Franke has served as a member of our Board of Directors since December 2013. Mr. Franke has been a principal of Indigo Partners LLC, a private equity fund focused on air transportation, since April 2004. Mr. Franke has served on the boards of directors of Concesionaria Vuela Compañía de Aviación, S.A.B. de C.V., an airline based in Mexico doing business as Volaris, since July 2010, including as board chair since April 2020; several entities within the JetSMART SpA group, an airline based in South America, since March 2017; APiJET, LLC, a software company focused on providing real-time cost saving analytics to airlines, since November 2020, and Cebu Air, Inc., an airline based in the Philippines, since July 2021. He previously served on the boards of Tiger Aviation Pte. Ltd, a Singapore-based airline, from 2008 to 2010, and Tiger Airways Australia Pty Ltd., an Australian-based airline, from 2009 to 2010. Mr. Franke also serves on the University of Arizona Foundation board and its investment and executive committees. Mr. Franke holds a B.S. from the University of Arizona and a Masters of International Management from the Thunderbird School of Global Management. We believe Mr. Franke is qualified to serve on our Board of Directors due to his experience in the airline industry and general and airline business experience.
Robert J. Genise has served as a member of our Board of Directors since March 2014. Mr. Genise has served as chairman of the board and manager of White Oak Aviation Management Services, LLC, an aircraft leasing and finance company, since January 2020. He has served on the board of directors of ALOFT AeroArchitects, formerly PATS Aircraft Systems, an aviation engineering and aircraft interiors company, since July 2014. Mr. Genise previously served as a board member of Aergen Aviation Finance Limited, a Dublin, Ireland aircraft leasing company, and served as chief
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PROPOSAL NO. 1: ELECTION OF DIRECTORS (continued)
executive officer of its wholly-owned subsidiary, Aergen Management Services, Inc., from 2015 to February 2019. Prior to this, Mr. Genise served as chief executive officer of DAE Capital, the aircraft leasing division of Dubai Aerospace Enterprise (DAE) Ltd., a global aerospace corporation, from 2007 to 2011. Mr. Genise was previously involved in the creation of two large aircraft leasing companies, Boullioun Aviation Services, Inc. and Singapore Aircraft Leasing Pte. Mr. Genise holds a B.A. from New York University, an M.B.A. from the University of Connecticut and a J.D. from Pace University. We believe Mr. Genise is qualified to serve on our Board of Directors due to his experience in the airline industry and general and airline business experience.
Ofelia Kumpf has served as a member of our Board of Directors since July 2021. Ms. Kumpf has served as Field Vice President, Long Beach Field Office for McDonald’s USA, LLC since July 2018. Prior to that, she served as Vice President and General Manager, Southern California Region from January 2013 to June 2018, and has held a variety of other leadership positions with McDonald’s since joining in 1992. Ms. Kumpf currently serves on the boards of trustees of Southern California Public Radio and Ronald McDonald House Charities of Southern California. She previously served on the board of directors of the Latino Donor Collaborative. Ms. Kumpf holds a B.S. from the University of Phoenix and an M.B.A. from the University of Southern California, Marshall School of Business. We believe Ms. Kumpf is qualified to serve on our Board of Directors due to her operations and business experience, including in the foodservice industry.
Family Relationships
William A. Franke is the father of Brian H. Franke. Otherwise, there are no family relationships among any of our directors or executive officers.
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CORPORATE GOVERNANCE
Director Independence
An investment fund managed by Indigo Partners, LLC owns more than 50% of our outstanding voting securities and we are therefore considered a “controlled company” within the meaning of the Listing Rules (the “Nasdaq Listing Rules”) of The Nasdaq Stock Market LLC (“Nasdaq”). We intend to rely upon the “controlled company” exception to the board of directors and committee independence requirements under Nasdaq Listing Rules. Pursuant to this exception, we are exempt from the rules that would otherwise require that our Board be comprised of a majority of independent directors and that our Compensation Committee and Nominating and Corporate Governance Committee be composed entirely of independent directors. The “controlled company” exception does not modify the independence requirements for the Audit Committee, and we have relied on certain phase-in provisions to comply with the requirements of the Sarbanes-Oxley Act and the Nasdaq Stock Market rules, requiring that our Audit Committee be comprised exclusively of independent directors within one year of our initial public offering.
Our Board has undertaken a review of the independence of each director. Based on information provided by each director concerning his or her background, employment, and affiliations, our Board has determined that William A. Franke, Andrew S. Broderick, Brian H. Franke, Robert J. Genise, Bernard L. Han, Ofelia Kumpf, Michael R. MacDonald, Patricia Salas Pineda and Alejandro D. Wolff each qualify as independent directors in accordance with the Nasdaq Listing Rules. Under the Nasdaq Listing Rules, the definition of independence includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his or her family members has engaged in various types of business dealings with us. Our Board has made a determination as to each independent director that no relationships exist that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Mr. Biffle is not considered independent by virtue of his position as our Chief Executive Officer and Mr. Connor is not considered independent by virtue of his interest as an investor in an entity to which we have entered into a commercial arrangement and make payments in the ordinary course of our business. In making these determinations, our Board reviewed and discussed information provided by the directors and us with regard to each director’s relationships as they may relate to us and our management, including the beneficial ownership of our capital stock by each director, and the transactions involving them described in the section titled “Certain Relationships and Related Party Transactions.”
Leadership Structure
We have historically separated the roles of Chief Executive Officer and Chairman of the Board in recognition of the differences between the two roles. The Chief Executive Officer is responsible for setting our strategic direction and our day-to-day leadership and performance, while the Chairman of the Board provides guidance to the Chief Executive Officer, sets the agenda for board meetings, and presides over meetings of the full Board. Our Board currently believes that our existing leadership structure is effective and will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.
Classified Board of Directors
In accordance with our amended and restated certificate of incorporation, our Board is divided into three classes with staggered three-year terms. At each annual general meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. Our directors are divided among the three classes as follows:
•	the Class I directors are William A. Franke, Josh T. Connor, and Patricia Salas Pineda, and their terms expire at this Annual Meeting;
•	the Class II directors are Andrew S. Broderick, Bernard L. Han, Michael R. MacDonald, and Alejandro D. Wolff, and their terms will expire at the annual meeting of stockholders to be held in 2023;
•	the Class III directors are Barry L. Biffle, Brian H. Franke, Robert J. Genise, and Ofelia Kumpf, and their terms will expire at the annual meeting of stockholders to be held in 2024;
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CORPORATE GOVERNANCE (continued)
We expect that any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our Board into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control.
Role of the Board of Directors in Risk Oversight Process
Risk assessment and oversight are an integral part of our governance and management processes. Our Board encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management and the Audit Committee review these risks with the Board at regular board meetings as part of management presentations that focus on particular business functions, operations, or strategies, and present the steps taken by management to mitigate or eliminate such risks.
Our Board administers this oversight function directly, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. While our Board is responsible for monitoring and assessing strategic risk exposure, our Audit Committee is responsible for overseeing our significant financial and operational risk exposures and the actions our management has taken to limit, monitor, and control these exposures. The Audit Committee also approves or disapproves any related party transactions. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines. Our Compensation Committee oversees risks related to our executive compensation, equity incentive plans, and other compensatory arrangements.
Meetings of the Board of Directors and Attendance
Members of our Board are expected to regularly prepare for and attend meetings of the Board and committees on which they sit. A director who is unable to attend a meeting of the Board or a committee of the Board is expected to notify our Chief Executive Officer (if he or she is a member of the Board) or the chairperson of the appropriate committee in advance of such meeting, and, whenever possible, participate in such meeting via teleconference in the case of an in-person meeting. Our Board met six times during the fiscal year ended December 31, 2021. During 2021, each director attended at least 75% of the aggregate of the total number of Board meetings and committee meetings on which he or she then served. Members of our Board are encouraged to attend annual meetings of stockholders; however, we do not maintain a formal policy regarding director attendance at annual meetings.
Executive Sessions
The independent members of the Board meet in regularly scheduled executive sessions. Such meetings are presided over by the Chairman of the Board.
Committees of the Board of Directors
Our Board has established an Audit Committee, a Compensation Committee, a Finance Committee, a Nominating and Corporate Governance Committee, and a Safety and Security Committee. Our Board may establish other committees to facilitate the management of our business. The composition and functions of each committee are described below. Members serve on these committees until their resignation or until otherwise determined by the Board. Each of our Audit Committee, Compensation Committee, Finance Committee, Nominating and Corporate Governance Committee, and Safety and Security Committee has adopted a written charter that satisfies the applicable rules and regulations of the SEC and the Nasdaq Listing Rules, which are available on our website at www.ir.flyfrontier.com.
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CORPORATE GOVERNANCE (continued)
Audit Committee
Our Audit Committee oversees our corporate accounting and financial reporting process and the audits of our financial statements. Among other matters, the Audit Committee:
•	appoints and oversees our independent registered public accounting firm;
•	evaluates the independent registered public accounting firm’s qualifications, independence, and performance;
•	determines the engagement, compensation, and retention of the independent registered public accounting firm;
•	reviews and approves the scope of the annual audit and pre-approves the audit and non-audit fees and services;
•	discusses with management and the independent registered public accounting firm the results of the annual audit and the review of our quarterly financial statements;
•	approves the retention of the independent auditors to perform any proposed permissible non-audit services;
•	monitors the rotation of partners of the independent auditors on our engagement team as required by law;
•	discusses with management on a periodic basis, or as appropriate, policies and procedures with respect to risk assessment and risk management;
•	receives regular updates on cyber and information security environment and reviews any cybersecurity incidents;
•	reviews earnings press releases, as well as financial information and earnings guidance;
•	reviews our critical accounting policies and estimates;
•	investigates reports regarding ethics and compliance matters and reports to the Board periodically with respect to the information received through the ethics helpline and any related investigations;
•	reviews the appointment and replacement of our internal auditor and oversees our internal audit function; and
•	reviews the Audit Committee charter and the Audit Committees’ performance on an annual basis.
Our Audit Committee consists of Messrs. Genise, Han, and MacDonald. Our Board has determined that all members are independent under the Nasdaq Listing Rules and Rule 10A-3(b)(1) of the Exchange Act. The chair of our Audit Committee is Mr. Han. Our Board has determined that Mr. Han is an audit committee financial expert as such term is currently defined in Item 407(d)(5) of Regulation S-K. Our Board has also determined that each member of our Audit Committee can read and understand fundamental consolidated financial statements, in accordance with applicable requirements.
Our Audit Committee met six times during 2021.
Compensation Committee
Our Compensation Committee oversees policies relating to the compensation and benefits of our officers, directors, and employees. Among other matters, the Compensation Committee:
•
reviews and approves the corporate goals and objectives relevant to the compensation of our officers (including our Chief Executive Officer), evaluates the performance of our officers in light of those goals and objectives, and determines and approves the compensation of all such officers based on this evaluation;

•	reviews and makes recommendations to the Board with respect to the compensation and benefits of our non-management directors;
•	reviews and approves, or makes recommendations to our Board regarding, our annual bonus plans, incentive compensation plans and arrangements, retirement plans, and equity-based plans;
•	reviews and discusses with management the Compensation Discussion and Analysis in our proxy statement and annual report on Form 10-K;
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CORPORATE GOVERNANCE (continued)
•	reviews our compensation philosophy;
•	reviews and discusses annually with management the relationship between our risk management policies and practices, our business strategy, and the compensation of our officers; and
•	reviews the Compensation Committee charter and the Compensation Committees’ performance on an annual basis.
Our Compensation Committee consists of Messrs. W. Franke and Wolff and Mses. Kumpf and Pineda. Our Board has determined that all members are independent under the Nasdaq Listing Rules and that Mr. Wolff and Mses. Kumpf and Pineda are “non-employee directors” as defined in Rule 16b-3 promulgated under the Exchange Act. The chair of our Compensation Committee is Mr. W. Franke.
The Compensation Committee has delegated authority to grant equity awards under the 2021 Incentive Award Plan to an Equity Incentive Subcommittee of the Compensation Committee consisting of Mr. Wolff and Mses. Kumpf and Pineda.
Our Compensation Committee met five times during 2021.
Finance Committee
Our Finance Committee assists the Board with respect to the oversight of our financial affairs. Among other matters, the Finance Committee:
•	reviews and makes recommendations with respect to our long-range financial plan;
•	recommends financial policies that maintain and improve our financial health and integrity;
•	reviews and recommends an annual operating budget and annual capital budget;
•	reviews and approves certain capital expenditures, unbudgeted operating expenses, contracts and agreements, dispositions of capital assets, and borrowing agreements;
•	monitors our financial performance and compliance with debt covenants and our fuel hedging program;
•	reviews and makes recommendations to the Board regarding our investment policy; and
•	reviews the Finance Committee charter and the Finance Committees’ performance on an annual basis.
Our Finance Committee consists of Messrs. Broderick, Connor, B. Franke, and Han. The chair of our Finance Committee is Mr. B. Franke.
Our Finance Committee met four times during 2021.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Committee is responsible for making recommendations to our Board regarding candidates for directorships and the size and composition of the Board. In addition, the Nominating and Corporate Governance Committee is responsible for overseeing our corporate governance policies and making recommendations to the Board concerning governance matters. Among other matters, the Nominating and Corporate Governance Committee:
•	reviews and makes recommendations to our Board regarding the election of directors;
•	reviews and makes recommendations to the Board regarding the Board’s leadership structure;
•	oversees the annual self-evaluations of our Board and management; and
•	reviews the Nominating and Corporate Governance Committee charter and the Nominating and Corporate Governance Committees’ performance on an annual basis.
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CORPORATE GOVERNANCE (continued)
Our Nominating and Corporate Governance Committee consists of Messrs. B. Franke and W. Franke and Mses. Kumpf and Pineda. Our Board has determined that all members are independent under the Nasdaq Listing Rules. The chair of our Nominating and Corporate Governance Committee is Mr. B. Franke.
Our Nominating and Corporate Governance Committee met three times during 2021.
Safety and Security Committee
Our Safety and Security Committee assists the Board with respect to the oversight of our activities, programs, and procedures relating to safety and security. Among other matters, the Safety and Security Committee:
•	reviews our safety programs, policies, and procedures and our compliance with such programs, policies, and procedures;
•	reviews our policies, procedures, and investments, and monitors our activities, with respect to physical security;
•	reviews our strategies and actions to address safety performance objectives and metrics;
•	reviews and makes recommendations to the Board regarding oversight of our manufacturers, suppliers, and third-party providers to ensure the provision of safe and reliable products and services; and
•	reviews the Safety and Security Committee charter and the Safety and Security Committees’ performance on an annual basis.
Our Safety and Security Committee consists of Messrs. Genise, MacDonald, and Wolff. The chair of our Safety and Security Committee is Mr. Genise.
Our Safety and Security Committee met one time during 2021.
Identifying and Evaluating Director Nominees
Our Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become members of our Board and ensuring that our Board has the requisite expertise and that its membership consists of persons with sufficiently diverse and independent backgrounds. Our Nominating and Corporate Governance Committee, in recommending director candidates for election to our Board, and our Board, in nominating director candidates, is expected to consider candidates who have a high level of personal and professional integrity, strong ethics and values, and the ability to make practical and mature business judgments. In evaluating director candidates, our Nominating and Corporate Governance Committee and the Board may also consider the following criteria as well as any other factor that they deem to be relevant:
•	the candidate’s experience in corporate management, such as serving as an officer or former officer of a publicly held company;
•	the candidate’s experience as a board member of another publicly held company;
•	the candidate’s understanding of marketing, finance, and other elements relevant to the success of a publicly traded company in today’s business environment;
•	the candidate’s professional and academic experience relevant to our company’s industry; and
•	the candidate’s background, gender, age, and ethnicity.
Other than the foregoing, there are no stated minimum criteria for director nominees, although our Nominating and Corporate Governance Committee may also consider such other factors as it may deem, from time to time, are in our and our stockholders’ best interests. Our Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best maximize the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas. Although the Nominating and Corporate Governance Committee may consider whether nominees assist in achieving a mix of board members that represents a diversity of background and experience, which is not only limited to race, gender or national origin, we have no formal policy regarding board diversity.
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CORPORATE GOVERNANCE (continued)
The Nominating and Corporate Governance Committee will consider recommendations from our stockholders for director candidates. Stockholders should provide the recommended candidate’s name, biographical data, qualifications and other information required by Section 2.5 of our Bylaws with respect to director nominations by stockholders. The Nominating and Corporate Governance Committee acts in its discretion in making nominee recommendations to the full Board.
Compensation Committee Interlocks and Insider Participation
The Compensation Committee currently consists of William A. Franke, Ofelia Kumpf, Patricia Salas Pineda, and Alejandro D. Wolff. Mr. Genise also served as a member of our Compensation Committee during 2021. None of the members of our Compensation Committee is currently, or has been at any time, one of our executive officers or employees. None of our executive officers currently serves, or has served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or on our Compensation Committee.
Code of Ethics
Our Board has adopted a written Code of Ethics that applies to all of our directors, officers, and employees, including our Chief Executive Officer, Chief Financial Officer, and principal accounting officer. The Code of Ethics addresses, among other things, issues relating to conflicts of interests, including internal reporting of violations and disclosures, and compliance with applicable laws, rules and regulations. The purpose of the Code of Ethics is to deter wrongdoing and to promote, among other things, honest and ethical conduct and to ensure to the greatest possible extent that our business is conducted in a legal and ethical manner. The full text of our Code of Ethics is posted on our website at www.ir.flyfrontier.com under “Governance.” Any substantive amendment to, or waiver of, a provision of our Code of Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer, or persons performing similar functions will be disclosed on our website. Information contained on, or that can be accessed through, our website does not constitute part of this proxy statement.
Anti-Hedging Policy
Our Board has adopted an Insider Trading Compliance Policy, which applies to all of our directors, officers, and employees. Among its provisions, the policy prohibits those covered by the policy from purchasing financial instruments, such as zero-cost collars and forward-sale contracts, or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities.
Communications with our Board of Directors
Stockholders wishing to communicate with our Board should send correspondence to the attention of our Secretary, Frontier Group Holdings, Inc., 4545 Airport Way, Denver, CO 80239, and should include with the correspondence evidence that the sender of the communication is one of our stockholders. Satisfactory evidence would include, for example, contemporaneous correspondence from a brokerage firm indicating the identity of the stockholder and the number of shares held. Our Secretary or Assistant Secretary will review correspondence confirmed to be from stockholders in conjunction with the Chairman of the Board, who will decide whether or not to forward the correspondence or a summary of the correspondence to the full Board or a committee thereof. Our Secretary or Assistant Secretary and the Chairman of the Board will review all stockholder correspondence, but the decision to relay that correspondence to the full Board or a committee thereof will rest entirely within the discretion of the Chairman of the Board.
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CORPORATE GOVERNANCE (continued)
Our Executive Officers
The following table sets forth the names, ages, and positions of our current executive officers as of April 13, 2022.
Name	Age	Position(s)
Barry L. Biffle*	50	President and Chief Executive Officer
James G. Dempsey	47	Executive Vice President and Chief Financial Officer
Howard M. Diamond	55	Senior Vice President, General Counsel and Secretary
Craig R. Maccubbin	55	Senior Vice President and Chief Information Officer
Daniel M. Shurz	46	Senior Vice President, Commercial
Jake F. Filene	51	Senior Vice President, Customers
Trevor J. Stedke	51	Senior Vice President Operations
*	Mr. Biffle is a member of our Board. See “Proposal No. 1—Election of Directors—Director Biographies” for more information about Mr. Biffle.
James G. Dempsey has served as our Executive Vice President and Chief Financial Officer since December 2019 and as our Chief Financial Officer since May 2014. From July 2006 to April 2014, Mr. Dempsey served as treasurer at Ryanair Holdings PLC. From 2003 to 2006, Mr. Dempsey served as head of investor relations at Ryanair. Prior to this, Mr. Dempsey served in various management roles with PricewaterhouseCoopers from 2000 to 2003. Mr. Dempsey holds a Bachelor of Commerce Degree from the University College Dublin and is a fellow of the Institute of Chartered Accountants in Ireland.
Howard M. Diamond has served as our Senior Vice President, General Counsel and Corporate Secretary since July 2014. Mr. Diamond served as vice president, general counsel and corporate secretary of Thales USA, Inc., a diversified aerospace, defense and transportation company, from January 2008 to July 2014. Prior to that, Mr. Diamond served as chief counsel at BAE Systems Land and Armaments, f/k/a United Defense, LP from 2003 to 2008. Mr. Diamond began his legal career as an officer in the U.S. Army JAG Corps from 1994 to 1997, after which he served as a litigation associate from 1997 to 2001 at the law firm of Sherman & Howard. Mr. Diamond holds a B.A. from Wesleyan University and a J.D. from the University of Virginia School of Law.
Craig R. Maccubbin has served as our Senior Vice President and Chief Information Officer since March 2021. Mr. Maccubbin served as executive vice president and chief information officer at WestJet Airlines Ltd. from April 2017 to June 2020. From May 2013 to April 2017, he served as chief technology officer at Southwest Airlines. Prior to that, Mr. Maccubbin served as chief information officer at Spirit Airlines, Inc. from June 2009 to May 2013. Mr. Maccubbin attended Virginia Polytechnic Institute and State University.
Daniel M. Shurz has served as our Senior Vice President, Commercial since January 2012. Mr. Shurz also served as our Vice President, Strategy and Planning from June 2009 to January 2012. Prior to that, Mr. Shurz served as vice president, network planning from August 2006 to April 2009 and director, business development from May 2005 to August 2006 at Air Canada. Mr. Shurz also served in various roles at United Airlines from 1996 to 2001. Mr. Shurz holds a B.A. from Cambridge University and an M.B.A. from the University of Chicago Booth School of Business.
Jake F. Filene has served as our Senior Vice President, Customers since March 2019. Prior to serving in this role, Mr. Filene served as our Deputy Chief Operating Officer since joining us in July 2017. Mr. Filene served as vice president, airport services and corporate real estate at Spirit Airlines, Inc. from January 2016 to June 2017, also holding that position from January 2012 to June 2013. He previously served as Spirit’s vice president, airport and inflight services from July 2013 to December 2015. Mr. Filene holds a B.A. from Vassar College and an M.B.A. from the University of North Carolina at Chapel Hill.
Trevor J. Stedke has served as our Senior Vice President, Operations since April 2019. Prior to this, he served as vice president, aircraft technical operations for Southwest Airlines from June 2012 until September 2018. Mr. Stedke has served as an Engineering Advisory Board member for EmbryRiddle Aeronautical University since June 2014. Mr. Stedke holds a B.S. in Aviation Engineering/Atmospheric Science from the Ohio State University and an M.S. in Engineering Management from the Christian Brothers University.
Frontier Airlines. 2022 Proxy Statement 19

ENVIRONMENTAL, SOCIAL, AND GOVERNANCE MATTERS
Our Commitment
Frontier Airlines’ Environmental, Social, and Governance (“ESG”) pillars are a key part of our business. First, by focusing on sustainable business practices and financial investments that reduce our environmental footprint, Frontier Airlines has become America’s Greenest Airline when measured by ASMs per fuel gallon consumed. We are leading the way in environmental stewardship in the airline industry and serving the needs of a growing community of eco-conscious air travelers. Second, we believe that air travel should be accessible to all and we place people—both our customers and team members—first. Not only do we have a highly engaged and satisfied workforce, we also partner with mentoring and professional development organizations for underserved groups to ensure opportunities for those pursuing aviation careers and improve diversity. Third, we take pride in supporting our communities through various philanthropic and volunteer initiatives. Finally, the well-being of our customers and team members is at the forefront of everything we do, and Frontier Airlines is an industry leader in healthy travel practices.
Recognizing its fundamental importance, the Board and its committees provide ESG guidance and oversight to management. The Nominating and Corporate Governance Committee is responsible for the review of our ESG strategy and practices, and periodically reports on these matters to the Board. The Audit Committee is responsible for the oversight of any related risks having a possible effect on the integrity of financial reporting which are also reported to the Board, as necessary. Moreover, any pertinent feedback that management receives from shareholders as part of the Company’s shareholder engagement practices is reported to the Board for its consideration.
Environmental Stewardship
Initiatives to reduce aircraft weight, save fuel and benefit the environment
Our fleet is made up exclusively of Airbus A320 family aircraft and is the youngest in the United States. Two-thirds of our planes are A320neo family aircraft, which feature engines designed to deliver optimum fuel efficiency as well as a 50 percent reduction in noise versus the previous generation of engines. Our fleet continues to be the most fuel-efficient of all major U.S. carriers when measured by ASMs per fuel gallon consumed, generating over 100 ASMs per gallon during the year ended December 31, 2021. We have more than 200 additional Airbus A320neo family aircraft on order, furthering the growth and modernization of our fleet, along with our commitment to operating in an environmentally responsible manner as we grow.
We have undertaken multiple initiatives in recent years to reduce the weight of our aircraft, minimize the use of paper in-flight, and increase the use environmentally friendly products. Flying lighter aircraft saves fuel and reduces C02 emissions, which not only helps minimize our environmental footprint, but also helps reduce costs, ultimately benefitting consumers in the form of lower fares. A key driver of reduced weight on our aircraft stems from our policies around baggage and inflight catering. By charging for carry-on and checked bags, consumers are incentivized to pack less. By charging for all food items and beverages, including soft drinks, passengers are encouraged to be more discerning in their consumption, which results in fewer catering supplies and also reduces aircraft weight. In late 2020, we announced an agreement with premium seat manufacturer Recaro to supply the seats for the remaining aircraft on order with Airbus as part of our first two orderbooks and scheduled for delivery through 2028. We have not yet selected a seat manufacturer for the 91 supplemental aircraft resulting from the amendment to our purchase agreement with Airbus which was entered into in November 2021. The Recaro seats weigh 30 percent less than the previous Acro seats and, on an average A321 aircraft, will result in fuel savings of nearly 32,000 gallons per year. Based on U.S. Environmental Protection Agency equivalency calculators at the time the agreement was executed, the fuel savings provided by the new seats across the remaining aircraft over the course of a year is equal to the elimination from the environment of approximately:
642 million plastic bottles
1.1 billion plastic bags
15 billion plastic straws
In addition, our headquarters is located in a LEED Certified building, which was designed to achieve energy savings, water efficiency and lower CO2 emissions.
20 Frontier Airlines. 2022 Proxy Statement

ENVIRONMENTAL, SOCIAL, AND GOVERNANCE MATTERS (continued)
Other ‘green’ measures we’ve implemented onboard our aircraft:
•	operation of a point-to-point, rather than hub, network, which contributes to fuel efficiency;
•
removal of in-flight entertainment devices since the vast majority of Americans travel with a personal mobile device containing their preferred entertainment choices, thereby further reducing aircraft weight;

•	launch of a mobile app that gives customers access to everything they need electronically, minimizing paper itineraries, receipts, and boarding passes;
•	introduction of biodegradable cups and elimination of plastic stirrers to help the environment;
•	creation of paperless cockpits by giving our pilots mobile work pads that contain all the necessary data and information to do their jobs;
•	elimination of onboard magazines, resulting in a significant weight reduction per flight while saving thousands of pounds of paper on an annual basis;
•	single engine taxi for takeoff and landing when appropriate, among other operating efficiencies, which reduces fuel consumption; and
•	more efficient aircraft brakes which contribute to fuel savings.
Highlighting endangered species
Throughout Frontier’s history, our airplane tails have featured animals, from Flo the Flamingo and Powder the Polar Bear to Peachy the Fox and Otto the Owl, among hundreds of others. These animals provide our planes with a distinctive and fun appearance that delights children and adults alike. Flight crews on each aircraft hand out trading cards to children on board that tell the unique story of the animal on the plane’s tail. In 2019, we introduced a new initiative to highlight endangered species on our tails, starting with Wellington, the Black-Footed Ferret. New tails now feature North American endangered species, serving to highlight the importance of these unique animals whose populations are at risk of extinction. While working to reduce our carbon footprint to ensure a cleaner earth, we are also committed to educating the public and bringing awareness to the incredible animals that call the oceans, forests, and plains home.
Diversity, Equity, and Inclusion
Our people are our most important asset
We are fully committed to providing equal employment opportunities for all persons and we prohibit discrimination in all aspects of our operation. We are dedicated to employee engagement, training, and development to support and advance our team members to their fullest potential.
We have established Business Resource Groups (“BRGs”) — employee-led, voluntary organizations of people with similar interests, experiences, or demographic characteristics, including the Women’s Leadership Network, the Veterans’ Resource Group and the Green Leadership Group, and we have plans for additional BRGs in the future. We also partner with organizations such as the Latino Pilots Association, National Gay Pilot’s Association, Organization of Black Aviation Professionals, Women in Aviation, and Rotary to Airline Group to help foster opportunities and careers in aviation. We honor and celebrate our differences throughout the year by recognizing meaningful achievements and shared stories through our company newsletters during Black History Month, Women’s History Month, Pride Month, and Breast Cancer Awareness Month.
Frontier Airlines. 2022 Proxy Statement 21

ENVIRONMENTAL, SOCIAL, AND GOVERNANCE MATTERS (continued)
We are focused on creating an equitable workforce, considering diverse slates of candidates for all positions. The table below illustrates our employee diversity based on self-identification across all employees as of December 31, 2021:
Male	Female	Minority
54%	46%	32%
Community Engagement
Social responsibility
The Frontier business model is based on the principle that flying should be affordable for everyone. Not only does our pricing structure support that mission, but Frontier’s family focus, including our unique Kids Fly Free program (with Discount Den membership), makes air travel accessible for families.
When it comes to charitable initiatives, giving back is in our DNA. We support a huge array of charitable organizations through volunteerism, in-kind donations, and fundraising, with causes ranging from food banks, children, battered women, and homelessness to the environment, animals and terminal illness. The company’s HOPE League is funded through employee donations and supports colleagues experiencing hardship.
Health, Safety, and Well-being
Compensation and Benefits
Our compensation and benefits are designed to support the financial, mental, and physical well-being of our employees and their families, and we evaluate our benefit programs each year in terms of value of benefit offerings and out-of-pocket costs to ensure that they are competitive with the benefit offerings of other companies with whom we compete for talent. We continuously evaluate our benefit offerings through these market studies as well as annual employee surveys. In 2020, we improved our vacation offering for non-union employees and, in 2021, we implemented the Rally wellness program to incentivize employees to invest in their health, earn points, and participate in various health and wellness competitions.
Safety and Security
We are committed to the safety and security of our passengers and employees. Some of the safety and security measures we have taken include: aircraft security and surveillance, positive bag matching procedures, enhanced passenger and baggage screening and search procedures, and securing of cockpit doors. We strive to comply with or exceed health and safety regulation standards. In pursuing these goals, we maintain an active aviation safety program and all of our personnel are expected to participate in the program and take an active role in the identification, reduction and elimination of hazards.
Our ongoing focus on safety relies on training our employees to proper standards and providing them with the tools and equipment they require so they can perform their job functions in a safe and efficient manner. Safety in the workplace targets several areas of our operation including: flight operations, maintenance, in-flight, dispatch, and station operations.
In response to the COVID-19 pandemic, we have increased our focus on further strengthening our health and safety initiatives. We follow all federal, state and local protocols to help protect the health of our workforce and our customers. In March 2020, we implemented a COVID-19 pay protection policy to ensure employees took necessary time away from work to recover from COVID-19, provided an onsite vaccination clinic, and also provided free COVID-19 tests to many workgroups across our organization. We continue to require that facial coverings must be worn by all customers and team members throughout every flight.
In 2020 we introduced a fogging disinfectant to our already stringent aircraft cleaning and sanitation protocols, which provides a safe, certified disinfecting solution proven to be effective against viruses, including COVID-19. The fogging includes virtually every surface in the passenger cabin. Planes are wiped down every night with additional disinfectant. During flights, main cabin air is a mix of fresh air drawn from outside and air that has been passed through an air filtration system that features HEPA filters capable of capturing respiratory virus particles at more than 99.9% efficiency, similar to those used in hospital environments, with air exchange up to every three minutes.
22 Frontier Airlines. 2022 Proxy Statement

Proposal No. 2: Ratification of Appointment of Independent Registered Public Accounting Firm
Our Audit Committee has appointed Ernst & Young LLP (“EY”) as our independent registered public accounting firm for the fiscal year ending December 31, 2022. Our Board has directed that this appointment be submitted to our stockholders for ratification. Although ratification of our appointment of EY is not required, we value the opinions of our stockholders and believe that stockholder ratification of the appointment is a good corporate governance practice.
EY has served as our independent registered accounting firm since 2013. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors, providing audit and non-audit related services. A representative of EY is expected to attend our Annual Meeting, will have the opportunity to make a statement if desired, and will be available to respond to appropriate questions from stockholders.
In the event that the appointment of EY is not ratified by the stockholders, the Audit Committee will consider this fact when it appoints the independent registered public accounting firm for the fiscal year ending December 31, 2023. Even if the appointment of EY is ratified, the Audit Committee retains the discretion to appoint a different independent auditor at any time if it determines that such a change is in the interest of Frontier Airlines.
Recommendation of the Board of Directors
Our Board unanimously recommends that you vote “FOR” the ratification of the appointment by the Audit Committee of EY as our independent registered public accounting firm for the fiscal year ending December 31, 2022.
Principal Accountant Fees and Services
The following summarizes the fees of EY, our independent registered public accounting firm, billed to us for each of the last two fiscal years.
	Year Ended December 31,
	2021	2020
	(In thousands)
Audit Fees(1)	$1,102	$1,672
Audit-Related Fees(2)	62	10
Tax Fees(3)	93	133
All Other Fees(4)	7	7
Total Fees	$1,264	$1,822
(1)
Consists of fees incurred for professional services rendered for the audit of our consolidated financial statements, reviews of our quarterly consolidated financial statements, related accounting consultations, and services provided in connection with our initial public offering and other regulatory filings.

(2)
Consists of fees incurred in connection with certain agreed-upon regulatory procedures for fiscal years 2021 and 2020, and a readiness assessment relating to the Sarbanes—Oxley Act of 2002, as amended, for fiscal year 2021.

(3)	Consists of fees for professional services for tax compliance, tax advice, and tax planning.
(4)
Consists of fees for permitted products and services other than those that meet the criteria above. Such fees are related to an online subscription for an audit technology and a research tool for fiscal years 2021 and 2020.

Frontier Airlines. 2022 Proxy Statement 23

Proposal No. 2: Ratification of Appointment of Independent Registered Public Accounting Firm (continued)
Pre-Approval Policies and Procedures
The Audit Committee charter provides that the Audit Committee shall pre-approve all audit and non-audit services provided by the Company’s independent registered public accounting firm, unless the engagement is entered into pursuant to appropriate pre-approval policies established by the Audit Committee or if the service falls within available exceptions under the rules of the SEC.
The Audit Committee approved all audit and other services provided by EY for 2021 and 2020 and the estimated costs of those services. Actual amounts billed, to the extent in excess of the estimated amounts, were periodically reviewed and approved by the Audit Committee. The Audit Committee periodically considers whether the non-audit services rendered by EY are compatible with maintaining EY’s independence.
24 Frontier Airlines. 2022 Proxy Statement

REPORT OF THE AUDIT COMMITTEE
The information contained in this Report of the Audit Committee shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether made before or after the date hereof and irrespective of any general incorporation language in any such filing (except to the extent that we specifically incorporate this information by reference) and shall not otherwise be deemed “soliciting material” or “filed” with the SEC, or to the liabilities of Section 18 of the Exchange Act (except to the extent that we specifically incorporate this information by reference).
The Audit Committee has reviewed the audited consolidated financial statements of the Company for the fiscal year ended December 31, 2021 and has discussed these financial statements with management and the Company’s independent registered public accounting firm. The Audit Committee has also received from, and discussed with, the Company’s independent registered public accounting firm the matters that they are required to provide to the Audit Committee, including the matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.
The Company’s independent registered public accounting firm also provided the Audit Committee with a formal written statement required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence) describing all relationships between the independent registered public accounting firm and the Company, including the disclosures required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from the Company.
Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.
Audit Committee
Bernard L. Han (Chair)
Andrew S. Broderick*
Robert J. Genise
Michael R. MacDonald
*	Mr. Broderick served as a member of the Audit Committee until March 31, 2022, consistent with the transition period provided for by Rule 10A-3 under the Exchange Act.
Frontier Airlines. 2022 Proxy Statement 25

Proposal No. 3: APPROVAL, ON AN ADVISORY (NON-BINDING) BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (“sAY-ON-PAY VOTE”)
Background
As required by Section 14A(a)(1) of the Exchange Act and related rules of the SEC, the below resolution provides our stockholders an opportunity to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement pursuant to the SEC’s compensation disclosure rules. This proposal, commonly known as a “say-on-pay” proposal and vote, is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies, and practices described in this proxy statement.
We encourage our stockholders to review the “Compensation Discussion and Analysis” and “Executive Compensation Tables” sections of this proxy statement for additional detail regarding the compensation of our named executive officers.
As an advisory approval, this proposal is not binding upon us, our Board, or our Compensation Committee, which is responsible for the design and administration of our executive compensation program. However, the Board and the Compensation Committee value the opinions of our stockholders expressed through your vote on this proposal and continually considers stockholder feedback and the results of Say-on-Pay Votes when making future compensation decisions. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the stockholders of Frontier Group Holdings, Inc. approve, on an advisory basis, the 2021 compensation of Frontier Group Holdings, Inc.’s named executive officers as described in the Compensation Discussion and Analysis and disclosed in the Summary Compensation Table and related compensation tables and narrative disclosure set forth in Frontier Group Holdings, Inc.’s Proxy Statement for the 2022 Annual Meeting of Stockholders.”
Recommendation of the Board of Directors
Our Board unanimously recommends that you vote “FOR” the resolution to approve, on an advisory (non-binding) basis, the compensation of our named executive officers, as disclosed in the compensating discussion and analysis of this proxy statement, the accompanying compensation tables, and related narrative disclosure of this proxy statement.
26 Frontier Airlines. 2022 Proxy Statement

Proposal No. 4: APPROVAL, ON AN ADVISORY (NON-BINDING) BASIS, OF THE FREQUENCY OF FUTURE SAY-ON-PAY VOTES
Background
In accordance with Section 14A(a)(2) of the Exchange Act, we are requesting your advisory, non-binding vote regarding the frequency with which stockholders should have an opportunity to provide a Say-on-Pay Vote. We are providing stockholders the option of selecting a frequency of every ONE YEAR, TWO YEARS, THREE YEARS, or abstaining. This vote is not a vote to approve or disapprove of the Board’s recommendation but, rather, stockholders are being asked to express their preference regarding the frequency of future Say-on-Pay Votes.
We recommend that our stockholders select a frequency of every ONE YEAR. We believe that this frequency is appropriate because it will enable our stockholders to vote, on an advisory basis, on the most recent executive compensation information that is presented in our proxy statement, which will provide a more continuous and meaningful communication between us and our stockholders on the compensation of our named executive officers. Soliciting an annual vote on executive compensation furthers our goal to receive frequent input from our stockholders on corporate governance matters, and to engage in and further dialogue with our stockholders related to our general executive compensation approach, policies and philosophy.
Recommendation of the Board of Directors
Our Board unanimously recommends that you vote “ONE YEAR” as the frequency of future Say-on-Pay Votes.
Frontier Airlines. 2022 Proxy Statement 27

DIRECTOR COMPENSATION
Compensation Arrangements for our Non-Employee Directors
Prior to the completion of our initial public offering on April 6, 2021, we had not compensated any members of our Board. Rather, we compensated our directors for their service on the board of directors of our wholly-owned subsidiary, Frontier Airlines, Inc. pursuant to our non-employee director compensation policy then in place. We did not pay director fees to Frontier directors who were employees. All references to director compensation in this section prior to the completion of our initial public offering are to service on Frontier’s board of directors. After the completion of the initial public offering, the director compensation policy described below applies to service on our Board, and no additional compensation is paid for service on the Frontier board of directors. In addition, from and after the completion of our initial public offering, all non-employee directors, whether or not affiliated with Indigo, receive the same director compensation.
Prior to our initial public offering, during 2021, each non-employee Frontier director received an annual fee of $100,000 if such director was affiliated with Indigo (an “Indigo Director”), and $80,000 if such director was not affiliated with Indigo (a “Non-Indigo Director”). In addition, the chairperson of the audit committee received an additional annual fee of $20,000 and the chairpersons for our compensation committee and our nominating and corporate governance committee would have received an additional annual fee of $15,000 had such chairpersons not been an Indigo Director. Non-Indigo Directors also received a grant of restricted shares of our common stock with an annual fair market value equal to approximately $120,000 as of July 1, 2020. The restricted shares vested and all restrictions thereon lapsed on the first anniversary of the date of grant.
Following the completion of our initial public offering, all non-employee directors are compensated as follows:
•	annual fee of $80,000 payable in cash (increased to $90,000 effective May 2022);
•
annual restricted share units that have a grant date fair value of $120,000 (increased to $130,000 effective May 2022) to vest on the earlier of the first anniversary of the date of grant or immediately prior to the next annual meeting of stockholders (subject to continued service);

•	additional annual fee to the chairperson of the Audit Committee of $25,000 payable in cash;
•
additional annual fee to the chairpersons for our Compensation Committee, Finance Committee, Nominating and Corporate Governance Committee and Safety and Security Committee of $20,000 in cash each; and

•	travel benefits as discussed below.
Each person who is initially elected to the Board as a non-employee director is granted, on the date of such initial election, a pro-rated grant of restricted stock units based on the number of days remaining until the first anniversary of the annual meeting of the Company’s stockholders that immediately preceded such non-employee director’s initial election or, in the event such election occurs prior to the first annual meeting of the Company’s stockholders following our initial public offering, the projected date of such first annual meeting.
As is common in the airline industry, we previously provided flight benefits to the members of the Frontier Airlines, Inc. board of directors and will continue to do so for members of our Board under the Universal Air Travel Plan, Inc. (“UATP”) card, whereby each individual receives a yearly dollar value that they may use for personal travel on Frontier’s flights for themselves and certain qualifying friends and family. Each one-way flight they take is valued at $75, which is the average approximate cost to Frontier of a one-way flight for us. For fiscal year 2021, each non-employee director received a travel bank under the UATP equal to $5,500 (except for Mr. W. Franke who received a travel bank under the UATP equal to $13,750 as the chairman of Frontier’s board of directors). In addition, we reimburse non-employee directors for their reasonable expenses incurred in attending meetings.
28 Frontier Airlines. 2022 Proxy Statement

DIRECTOR COMPENSATION (continued)
2021 Non-Employee Director Compensation
The table below provides information regarding compensation we paid to our non-employee directors in 2021. Barry L. Biffle, our President and Chief Executive Officer, is not included in the table because he is an employee and receives no compensation for his service as a member of the Board.
Name	Fee Earned or Paid in Cash ($)	Stock Awards(1) ($)	Total(2) ($)
Josh T. Connor	80,000	108,153	188,153
Brian H. Frankie	90,000	108,153	198,153
William A. Franke	75,000	108,153	183,153
Andrew S. Broderick	60,000	108,153	168,153
Robert J. Genise	82,849	108,153	191,002
Bernard L. Han	103,750	108,153	211,903
Ofelia Kumpf	36,739(3)	103,227	139,966
Patricia Salas Pineda	80,000	108,153	188,153
Michael R. MacDonald	80,000	108,153	188,153
Alejandro D. Wolff	80,000	108,153	188,153
(1)
Amounts shown represent the grant date fair value of restricted stock units granted during fiscal year 2021 as calculated in accordance with ASC Topic 718. See Note 11 to the financial statements included in our Annual Report on Form 10-K for the assumptions used in calculating this amount. On July 16, 2021, Ms. Kumpf received a pro-rated initial grant of 6,928 restricted stock units and on August 3, 2021, each other non-employee director received a pro-rated annual grant of 7,092 restricted stock units (based on the period between July 1, 2021 through the projected date of the Annual Meeting), in each case, that will vest in full on May 25, 2022, subject to continued service. No other equity awards were made to our non-employee directors during 2021. As of December 31, 2021, Ms. Kumpf held 6,928 and each other non-employee director held 7,092 restricted stock units and no other equity awards.

(2)	Consistent with SEC rules, we have not disclosed perquisites and other personal benefits where the aggregate amount of such compensation was less than $10,000.
(3)	Amounts for Ms. Kumpf have been pro-rated based on her commencement on the board in July 2021.
Director Stock Ownership Guidelines
Pursuant to our director stock ownership guidelines, each current non-employee director and any newly appointed non-employee director is required to, by the later of five years from the consummation of our initial public offering or, for newly elected directors, the date five years from the date of his or her election to the board, own shares of our common stock having an aggregate value at least equal to $240,000 or, for newly elected directors, two times the value of the equity grant made in connection with the director’s election or appointment. For purposes of this calculation, shares of our common stock held directly or indirectly by the non-employee director are included (including shares held by the employer of such director in the case of the directors affiliated with Indigo), including restricted stock units (vested or unvested) and deferred stock units, if any, while any outstanding and unvested or vested but unexercised stock option awards are excluded. We will continue to periodically review best practices and re-evaluate our position with respect to stock ownership guidelines.
Frontier Airlines. 2022 Proxy Statement 29

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
The following discussion and analysis of compensation arrangements of our named executive officers (“NEOs”) should be read together with the compensation tables and related disclosures set forth below. This discussion contains forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt may differ materially from currently planned programs as summarized in this discussion.
Our employees, including the NEOs, are employed with Frontier Airlines, Inc. and all employee compensation matters prior to our initial public offering were decided by its board of directors and its compensation committee, except for grants of equity awards, which have been made by our Board. Following the closing of the initial public offering, all compensation matters in respect to our NEOs have been determined by the Compensation Committee of our Board. All references to “we,” “us” or “our” in this Executive Compensation section will refer to Frontier Airlines, Inc. and its board of directors and compensation committee for actions taken in respect of cash compensation prior to the completion of our initial public offering and to our Board and our Compensation Committee for actions taken in respect of equity awards at any time and in respect of cash compensation on and after the completion of our initial public offering.
Our Compensation Committee, which is appointed by our Board, is responsible for establishing, implementing and monitoring our compensation philosophy and objectives. We seek to ensure that the total compensation paid to our executive officers is reasonable and competitive. Compensation of our executives is structured around the achievement of individual performance and near-term corporate targets as well as long-term business objectives.
Our NEOs for 2021 were as follows:
•	Barry L. Biffle, President and Chief Executive Officer;
•	James G. Dempsey, Executive Vice President and Chief Financial Officer;
•	Howard M. Diamond, Senior Vice President, General Counsel and Secretary;
•	Craig R. Maccubbin, Senior Vice President, Chief Information Officer; and
•	Jake F. Filene, Senior Vice President, Customers.
Compensation Philosophy and Objectives
We strive to find the best talent, resources and infrastructure to better serve our customers. Our goal is to attract and retain the most highly qualified executives to manage and oversee each of our business functions. We seek out individuals who we believe will be able to contribute to our business and our vision of future success, our culture and values, and who will promote the long-term interests and growth of our company. Our philosophy is that executive officer compensation should be structured to be straightforward and evolve alongside our company, provide incentive compensation to motivate and reward executive officers to attain established company and individual goals, supply competitive base salaries and benefits to attract and retain superior employees and utilize equity-based compensation that is consistent with increasing stockholder value and encourages an ownership mentality by our executives.
In determining the form and amount of compensation payable to the NEOs, we are guided by the following objectives and principles:
•
Compensation programs should be straightforward, clear and evolve with our business. As part of our development as a business, we aim to ensure our compensation programs are straightforward and clear in order to provide transparency to our stakeholders. Our executive compensation program should give strong, clear incentives to our executives and adapt and evolve to reflect the growth and development of our company to ensure we remain competitive in the marketplace.

30 Frontier Airlines. 2022 Proxy Statement

EXECUTIVE COMPENSATION (continued)
•
Compensation should relate directly to performance, and variable compensation should constitute a significant portion of total compensation. We believe that our compensation programs foster an environment of innovation that rewards outstanding performance. Accordingly, a significant portion of total compensation should be based on variable compensation that is tied to and varies with our financial, operational and strategic performance, as well as individual performance. Executives with greater roles and the ability to directly impact our company’s goals and long-term results should bear a greater proportion of the risk if these goals and results are not achieved.

•
Compensation levels should be designed to attract, motivate and retain exceptional executives in the markets in which we operate. The market for talented management is highly competitive in our industry. We aim to provide an executive compensation program that attracts, motivates and retains high-performing talent and rewards them for our achieving and maintaining a competitive position in our industry. Total compensation should increase with position and responsibility.

•
Long-term equity-based compensation should align executives’ interests with our stockholders’ interests. Long-term incentive awards, including equity-based compensation, incentivize executives to manage the company from a perspective that is beneficial to our stockholders, promoting the long-term growth of our company. Equity-based compensation should be utilized to foster an ownership mentality among our executives and to align the interests of our executives with our stockholders.

Determination of Compensation
Our Compensation Committee meets periodically to review and consider recommendations from Mr. Biffle with respect to each NEO’s base salary, annual bonus compensation and long-term equity awards, other than with respect to himself. At the same time, our Compensation Committee reviews and determines adjustments, if necessary, to Mr. Biffle’s compensation, including his base salary, annual bonus compensation and long-term equity awards. Our Compensation Committee annually evaluates our company-wide performance against the approved performance targets for the prior fiscal year. Our Compensation Committee also meets periodically to discuss compensation-related matters as they arise during the year. For fiscal year 2021, our Compensation Committee determined each individual component of compensation for our NEOs. Mr. Biffle evaluates each other NEO’s individual performance and contributions to our company at the end of each fiscal year and reports his recommendations regarding each element of the other NEOs’ compensation to our Compensation Committee. Mr. Biffle does not participate in any formal discussion with our Compensation Committee regarding decisions on his own compensation and he recuses himself from meetings when his compensation is discussed. Our Compensation Committee will oversee the annual compensation review process for all NEOs.
We generally rely on a flexible compensation program that allows us to adapt components and levels of compensation to motivate and reward individual executives to attain certain company-wide and individual goals. Subjective factors considered in compensation determinations include an executive’s experience and capabilities, contributions to the executive’s business unit or department, contributions to our overall company performance and whether the total compensation structure is sufficient to ensure the retention of the executive after taking into account the compensation potential that may be available elsewhere.
During fiscal year 2021, our Compensation Committee reviewed the primary aspects of our compensation programs for our NEOs, including base salaries, performance-based bonuses and equity grants. As part of this process, our Compensation Committee consulted compensation surveys and gained a general understanding of current compensation practices through its compensation consultant, Willis Towers Watson. The surveys provided by Willis Towers Watson reported statistics on the total compensation, position and responsibilities of executives employed by similarly situated companies in our industry and other companies based on revenue. Willis Towers Watson led our Compensation Committee through a detailed review of recent executive compensation trends, including as to the form and amount of cash compensation and equity grants. For fiscal year 2020, Willis Towers Watson recommended, and our Compensation Committee approved, the following peer group (the “Compensation Peer Group”), consisting of competitor airlines, for compensation market comparison purposes, which was also used for fiscal year 2021 compensation decisions:
•	Alaska Air Group, Inc.
•	Hawaiian Holdings Inc.
•	JetBlue Airways Corporation
Frontier Airlines. 2022 Proxy Statement 31

EXECUTIVE COMPENSATION (continued)
•	Spirit Airlines, Inc.
•	Sun Country, Inc.
•	WestJet Airlines, Ltd.
The selection of companies for the Compensation Peer Group focused on small to medium-sized passenger carriers as an appropriate population for assessing the amounts and percentile rankings of compensation elements for NEOs, including base salaries, short-term incentives (bonuses) and long-term equity-based incentives. Our Compensation Committee determined that our competition for executive talent came significantly from these carriers. Willis Towers Watson primarily used the Compensation Peer Group to assess the competitiveness of our Chief Executive Officer’s compensation, as this position would normally be recruited from other passenger airlines.
Consistent with its prior year methodology, in early 2021, in assessing the compensation of our NEOs, Willis Towers Watson used a blended approach consisting of both peer airline proxy and survey data and broader survey data, adjusted for revenue size, as these positions could also be recruited from companies in other industries. Willis Towers Watson weighted the general industry companies at 25% and the airline peer companies at 75% when evaluating our executive compensation and recommending adjustments. For its 2021 analysis, the survey data was pulled from the following four executive pay surveys and projected to spring 2021:
•	Seabury 2019 Airline Industry Compensation Survey Analysis;
•	Mercer’s U.S. SIRS 2019 Executive Compensation Survey; Airline and Transportation;
•	Willis Towers Watson General Industry 2020 Compensation Survey; and
•	Mercer’s Benchmark Database 2020 Executive Compensation Survey.
The data from the two general industry executive surveys were cut in scope to focus on companies with revenues approximating our revenue of approximately $3.0 billion. Our Compensation Committee was not aware of the individual companies participating in the surveys and reviewed the data in a summarized fashion.
Our Compensation Committee has historically approved an overall guideline of total direct compensation for our senior management generally around the market median. Our executive compensation philosophy contemplates that our Compensation Committee would annually select a mix of base salary, annual target incentive compensation and long-term target incentive compensation intended to deliver total target direct compensation for our executive officers, in the aggregate, at approximately the market 50th percentile. However, our Compensation Committee reserved discretion to deviate from the above guidelines as necessary to account for changing industry characteristics, our particular business model, individual performance and other factors. Willis Towers Watson’s February 2021 analysis indicated that, in the aggregate, our NEOs’ 2020 total target cash compensation (base salary plus target bonus opportunity) was generally aligned with the desired pay positioning, approximating the 50th percentile of the market.
During 2020, we entered into a payroll support agreement and a loan agreement with the federal government pursuant to which we have received assistance under the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) and the Consolidated Appropriations Act, 2021, which were enacted to provide emergency assistance to individuals, families and businesses affected by the COVID-19 pandemic. In accordance with such legislation, the agreements impose certain caps on executive compensation as a condition to the assistance. Pursuant to the limit, each of our NEO’s total compensation during any 12-month period from March 24, 2020 until April 1, 2023 is capped at an amount equal to the lesser of (i) the NEO’s total compensation for 2019 or (ii) the sum of (a) $3 million and (b) 50% of the total compensation in excess of $3 million received by the NEO in calendar year 2019, in each case, based on the total compensation for 2019 set forth in the Summary Compensation Table below. The caps required us to reduce compensation otherwise payable to certain of our NEOs for 2021.
32 Frontier Airlines. 2022 Proxy Statement

EXECUTIVE COMPENSATION (continued)
Components of Compensation for Fiscal Year 2021
Our performance-driven compensation program for our NEOs consists of the following main components:
•	base salary;
•	performance-based cash incentives;
•	equity-based incentives;
•	benefits;
•	perquisites; and
•	termination-based compensation.
We will continue to build our executive compensation program around each of these elements because each individual component is useful in furthering our compensation philosophy and we believe that, collectively, they are effective in achieving our overall objectives.
Base Salary
We provide our NEOs with a base salary to compensate them for their service to our company during each fiscal year. The base salary payable to each NEO is intended to provide a fixed component of compensation that adequately reflects the executive’s qualifications, experience, role and responsibilities. Base salary amounts are established based on consideration of, among other factors, the scope of the NEO’s position, responsibilities and years of service and our Compensation Committee’s general knowledge of the competitive market, based on, among other things, experience with other similarly situated companies and our industry and market data provided by Willis Towers Watson.
Other than with respect to Mr. Maccubbin, our NEOs’ 2021 base salaries remained at the same level as in 2020, and are set forth in the table below. Mr. Maccubbin commenced employment with us in March 2021 and his base salary was negotiated as part of his commencement of employment.
Name	Annual Base Salary for 2021
Barry L. Biffle, President & Chief Executive Officer	$625,000
James G. Dempsey, Executive Vice President and Chief Financial Officer	$525,000
Howard M. Diamond, Senior Vice President, General Counsel and Secretary	$ 400,000
Craig R. Maccubbin, Senior Vice President, Chief Information Officer	$360,000
Jake F. Filene, Senior Vice President, Customers	$360,000
Performance-Based Cash Incentives
As a cornerstone of our compensation policy, we aim to create a direct correlation between the executive’s role and responsibilities and the ability to earn variable pay. We provide cash bonuses to reward and incentivize superior individual and business performance, resulting in a performance-based organizational culture. Our performance-based cash incentive plans are designed to reward our executives for innovation and motivate them to achieve both corporate targets and individual goals, thereby tying the executives’ goals and interests to those of our company and its stockholders
Each of our NEOs was eligible for performance-based cash incentives under our fiscal year 2021 Management Bonus Plan (the “Management Bonus Plan”). The Management Bonus Plan is reviewed and approved annually by our Compensation Committee. The determination of the amount of bonuses paid to our NEOs generally reflects a number of considerations, including our costs and revenues among other corporate targets and, when relevant, individual targets. The formula used to calculate a participating executive’s performance-based bonus amount is the sum of the amount calculated for each performance goal, which is found by multiplying the overall target bonus opportunity times the weighting for such performance goal times the achievement level for such performance goal.
Frontier Airlines. 2022 Proxy Statement 33

EXECUTIVE COMPENSATION (continued)
Our Compensation Committee expresses each executive’s target bonus opportunity as a percentage of base salary earned for the year. Our Compensation Committee did not follow a formula but rather used the factors as general background information prior to determining the target bonus opportunity rates for our NEOs. Our Compensation Committee set these rates based on each NEO’s experience in his role with the company and the level of responsibility held by each NEO, which our Compensation Committee believes directly correlates to his ability to influence corporate results. For fiscal year 2021, based on market data provided by Willis Towers Watson, our Compensation Committee kept as a guideline the same target bonus opportunities as a percentage of base salary as in 2020 of 125% for Mr. Biffle, 90% for Mr. Dempsey, 70% for Mr. Diamond and 65% for Mr. Filene. Mr. Maccubbin’s target bonus opportunity guideline was set at 55% of his base salary and was determined in connection with his commencement of employment.
When determining the bonus amounts for our NEOs under the Management Bonus Plan, our Compensation Committee sets certain performance goals, using a mixture of corporate and individual performance. The individual performance under our Management Bonus Plan is not based on any specific performance targets, but rather is determined by our Compensation Committee in its sole discretion after evaluating overall individual performance in a fiscal year and after receiving recommendations from Mr. Biffle, other than for himself. Our Compensation Committee’s determinations of the individual performance of our NEOs are not expected to result in payments of the annual bonus based on average or below average performance by the NEOs. Corporate goals and performance targets and individual performance are reviewed and approved by our Compensation Committee prior to any allocation of the bonus. For fiscal year 2021, our Compensation Committee determined the overall funding of the Management Bonus Plan was based on the achievement of corporate goals, with individual bonuses weighted 75% based on corporate performance and 25% based on individual performance.
In early fiscal year 2021, our Compensation Committee established corporate performance targets for each NEO. Our Compensation Committee does not establish any specific individual performance targets; instead our Compensation Committee reviews at the end of each fiscal year each NEO’s individual performance overall and determines any satisfaction of individual performance based on their review of each NEO’s overall contributions to us during the fiscal year.
34 Frontier Airlines. 2022 Proxy Statement

EXECUTIVE COMPENSATION (continued)
The corporate performance targets established by our Compensation Committee in early 2021 were as follows:
Performance Metric	Weighting	Additional Notes
2021 Year-end Cash(1)	23.33%	2021 year-end cash excluded any proceeds or costs from initial public offering. Sliding scale payout between 50% and 200% of target.
Full Year CASM(1) (Industry Rank)	23.33%	The industry includes the following carriers: American Airlines, Delta, United, Southwest, Alaska, JetBlue, Hawaiian, Spirit, Allegiant Air and Frontier.
Full Year Net Margin(1) (Industry Rank)	23.33%
Operations Objectives	30%
The following four operations objectives:
(1) Overall Completion Percentage (the measure of flights completed as scheduled, as published by the Department of Transportation for fiscal year 2021);
(2) Full Year DOT Complaint Rate per 100k (number of passenger complaints to the Department of Transportation per 100,000 passengers for fiscal year 2021);
(3) Mishandled Bag Rate per 1k (number of bags mishandled per 1,000 bags for fiscal year 2021); and
(4) Head Start On-Time Percentage

(1)
For purposes of calculating 2021 Year-end Cash, Full Year CASM and Full Year Net Margin rankings used in determining short term incentive payments to management, upon receipt of the audited 2021 financials the Compensation Committee will ask the Audit Committee to review and consider what adjustments, if any, it recommends to the company’s GAAP reported actual performance. The Audit Committee could consider and include those adjustments that would be made in the normal course in the reporting of the company’s underlying financial performance.

For each of these performance goals under the Management Bonus Plan, our Compensation Committee sets a threshold, target, stretch and maximum achievement level. A component of performance must be achieved at no less than 50% before it is taken into account in calculating an executive’s bonus amount and achievement cannot exceed 200% of the target for any component. The threshold goals correspond to an achievement level of 50%, the target goals correspond to an achievement level of 100%, the stretch goals correspond to an achievement level of 150% and the maximum goals are satisfied with an achievement level of 200%. The threshold, target, stretch and maximum achievement levels for fiscal year 2021 are included in the table below. In early 2022, our Compensation Committee reviewed our fiscal year 2021 company-wide performance with respect to determining bonuses to executive officers, as well as individual performance achievements. Our Compensation Committee determined the corporate performance goal achievement set forth in the tables below and achievement of the individual performance goals for each of Messrs. Biffle, Dempsey and Diamond at 110%, and for each of Messrs. Maccubbin and Filene at 100% based on our Compensation Committee’s determination, in its discretion, that each NEO had outstanding individual performance in their various roles with us and showed continued dedication to us throughout the year.
Frontier Airlines. 2022 Proxy Statement 35

EXECUTIVE COMPENSATION (continued)
2021 Goals					2021 Actual Result	Percent Achieved (Achievement Level x Weighting)
Performance Metric	Threshold	Target	Stretch	Maximum
2021 Year-end Cash	$150M	$212M	$243M	$274M	$238M	33%
Full Year Total CASM (Industry Rank)	<8.93(1)	3	2	1	2nd place	35%
Full Year Net Margin (Industry Rank)	5 or better	3	2	1	7	—
Operational Objectives	1 of 4	2 of 4	3 of 4	4 of 4	2 of 4	30%
Total
(1)	Calculated as less than 2% greater than budgeted Total CASM (non-GAAP) with fuel fixed at $1.75/gallon
The table below sets forth the achievement levels for each of the four Operational Objectives, which combined with the achievement levels for the financial metrics, resulted in an aggregate 98% attainment level for the 2021 corporate goals.
Operational Objective	2021 Measure	2021 Actual Result	Target Objective Achieved?
Overall Completion Percentage	98.5	98.6	Yes
Full Year DOT Complaint Rate Per 100K	<2.58 (non-COVID)	3.86	No
Mishandled Bag Rate Per 1K	<4.07	3.03	Yes
Head Start On-Time Percentage	80	78.1	No
Following its review and determinations, our Compensation Committee awarded cash bonuses to each NEO as set forth in the table below. The NEOs’ 2021 bonuses are set forth under the “Summary Compensation Table” below.
36 Frontier Airlines. 2022 Proxy Statement

EXECUTIVE COMPENSATION (continued)
Neo	Bonus Target ($)	Corporate Performance Bonus (Equal to 75% x bonus target X 98%)	Individual Performance Bonus (equal to 25% x bonus target x 98% x individual achievement level)	Annual Performance Bonus Paid (corporate + individual)
Barry L. Biffle	781,250	574,219	210,547	784,766
James G. Dempsey	472,500	347,288	127,339	474,627
Howard M. Diamond	280,000	205,800	75,460	255,720(1)
Craig R. Maccubbin(2)	198,000	116,025	38,675	154,700
Jake F. Filene	234,000	171,990	57,330	229,320
(1)	Reflects a reduction by $25,540 as a result of the limits imposed under the loan and payroll support agreements entered into under the CARES Act and the Consolidated Appropriations Act, 2021.
(2)	Amounts for Mr. Maccubbin have been pro-rated based on his commencement of employment in March 2021.
For fiscal year 2022, our Compensation Committee has approved the Fiscal Year 2022 Management Bonus Plan for all executives. The 2022 Management Bonus Plan for our executives is similar to our current annual cash incentive plan.
IPO Bonus Awards
On May 11, 2021, in recognition of the extraordinary effort and contribution to our initial public offering, the Compensation Committee approved the following bonuses, with payment to be made as soon as administratively practicable after April 1, 2023, the expiration of the compensation limits imposed under the loan and payroll support agreements entered into under the CARES Act and the Consolidated Appropriations Act, 2021, subject to continued employment through such date. The amount of the retention bonuses were calculated based on the amount of compensation estimated to be earned by each NEO in 2021, 2022 and the first quarter of 2023 that was or will be reduced to the compensation limits described above.
Neo	IPO Bonus ($)	Retention Bonus ($)
Barry L. Biffle	625,000	—
James G. Dempsey	525,000	—
Howard M. Diamond	400,000	177,862
Jake F. Filene	180,000	—
Equity-based Incentives
Our Compensation Committee fosters an environment of executive ownership that encourages and incentivizes long-term investment and engagement by our NEOs through the use of equity-based awards. Our aim is to promote long-term, sustainable growth and align executive performance and behaviors to create a culture conducive to stockholder investment.
In order to attract and retain the best available management and other personnel with the training, experience and ability to make substantial contributions to the success of our business and to motivate and provide additional incentives to our employees, non-employee board members and consultants, we adopted the 2021 Incentive Award Plan (the “2021 Plan”), which became effective immediately prior to the consummation of our initial public offering. The 2021 Plan replaced our 2014 Equity Incentive Plan (the “2014 Plan”) and no further grants will be made under the 2014 Plan. The 2014 Plan terminated, except with regard to grants then outstanding under the 2014 Plan.
When determining the size of the grants for NEOs, our Board takes into account the size of past equity grants, the NEO’s position (level) in our company, compensation, the NEO’s value for our company based on their experience, innovation, expertise and leadership capabilities and the recommendation of our Compensation Committee. The philosophy behind the equity grants is to provide the NEO with a strong incentive to build long-term value in our company.
Frontier Airlines. 2022 Proxy Statement 37

EXECUTIVE COMPENSATION (continued)
On February 23, 2021, our Board granted each of our NEOs an award of restricted stock units as follows: Mr. Biffle, 157,472; Mr. Dempsey, 54,150; Mr. Diamond, 35,150; and Mr. Filene, 39,710. Each award of restricted stock units vests as to 1/3rd of the total number of restricted stock units awarded on each of February 23, 2022, February 23, 2023 and February 23, 2024, subject to the NEO’s continued service to us.
On May 11, 2021, Mr. Maccubbin was granted a new-hire RSU award with a grant value of $1 million (53,268 RSUs), vesting as to 25% of each annual anniversary of the vesting commencement date of March 15, 2021 subject to the executive continuing to provide services to us through the applicable vesting date. The grant amount was negotiated with Mr. Maccubbin in connection with the commencement of his employment.
Equity forms an integral part of the overall compensation for each executive officer and will be considered each year as part of the annual performance review process and incentive payout calculation. In the future, we may consider awarding additional forms of equity incentives, such as grants of restricted stock and performance-based awards, and may also determine to seek additional input from compensation consultants. We expect that our equity awards we make to our executive officers will be driven by our sustained performance and growth, our executive officers’ ability to impact our results that influence stockholder value, their organization level and their potential to take on roles of increasing responsibility.
Benefits
We provide the following benefits to all our employees, including our NEOs:
•	medical, dental and vision insurance;
•	life insurance, accidental death and dismemberment and business travel and accident insurance;
•	employee assistance program;
•	health and dependent care flexible spending accounts;
•	short and long-term disability; and
•	401(k) plan, which includes an employer matching contribution of 50% of the applicable employee’s first 6% of plan contributions.
Our Compensation Committee, in its discretion, may revise, amend or add to any executive’s benefits if it deems necessary. Consistent with our overall compensation philosophy, we intend to continue to maintain our current benefits plans for executives as well as other employees.
Perquisites
We determine perquisites on a case-by-case basis and will provide a perquisite to a NEO when we believe it is necessary to attract or retain the executive officer. Any perquisites we supply are reasonable and consistent with market trends. We believe that providing these benefits is a relatively inexpensive way to enhance the competitiveness of the executive’s compensation package. As is common in the airline industry, we provide a UATP to our officers and members of our Board, whereby each individual receives a yearly dollar value that they may use for personal travel on our flights for themselves and certain qualifying friends and family. Each one-way flight they take is valued at $75, which is the average approximate cost to us of a one-way flight for us. For fiscal year 2021, each NEO received a travel bank under the UATP equal to $11,000 for Mr. Biffle and $8,250 for Messrs. Diamond, Filene, Maccubbin and Dempsey. In addition, in connection with his commencement of employment, we agreed to reimburse Mr. Maccubbin’s reasonable expenses incurred in relocating to Denver, Colorado, including, but not limited to temporary housing, air fare, car rental, hotels, meals, packing and shipping costs, up to a maximum of $150,000 for all such expenses incurred within 12 months of his employment commencement date. We do not provide any other significant perquisites or personal benefits to our NEOs.
38 Frontier Airlines. 2022 Proxy Statement

EXECUTIVE COMPENSATION (continued)
Termination-Based Compensation
We believe that terminations of employment are causes of great concern and uncertainty for our senior executives. We aim to alleviate these concerns and allow executives to remain focused on their duties and responsibilities to our company by providing protections to our executives in the termination context. As such, each of our NEOs is eligible for severance benefits under his employment agreement.
Each of our NEOs is eligible for severance benefits, both in connection with and outside of a change in control, under his respective employment agreement with our company. Our Compensation Committee and/or our Board approves of termination benefits to our NEOs based on its general knowledge of severance practices in our industry and as the result of arms’ length negotiations at the time our executives enter into employment with us or at the time they are requested to take on additional responsibilities. The level of benefits varies from executive to executive based on the level of responsibility of the executive and accommodations made through arms’ length negotiations. Severance payments are typically comprised of a cash payment in lieu of salary or bonus, continuation of flight benefits under the UATP for a limited period of time and coverage of health benefits for a limited period of time. Executives whose employment is terminated by us are required to sign a general release of all claims to receive any severance benefits. For more detailed descriptions of the benefits provided to our named NEOs upon a termination of employment, please see “Employment and Separation Agreements with NEOs” below.
Tax and Accounting Considerations
While our Board and our Compensation Committee generally consider the financial accounting and tax implications of their executive compensation decisions, neither element has been a material consideration in the compensation awarded to our NEOs historically.
Section 409A of the Internal Revenue Code, which governs the form and timing of payment of deferred compensation, imposes sanctions, including a 20% penalty and an interest penalty, on the recipient of deferred compensation that does not comply with Section 409A. Our Compensation Committee will take into account the implications of Section 409A in determining the form and timing of compensation awarded to our executives and will strive to structure any nonqualified deferred compensation plans or arrangements to be exempt from or to comply with the requirements of Section 409A.
Section 280G of the Internal Revenue Code disallows a company’s tax deduction for payments received by certain individuals in connection with a change in control to the extent that the payments exceed an amount approximately three times their average annual compensation and Section 4999 of the Internal Revenue Code imposes a 20% excise tax on those payments. Our Compensation Committee will take into account the implications of Section 280G in determining potential payments to be made to our executives in connection with a change in control. Nevertheless, to the extent that certain payments upon a change in control are classified as excess parachute payments, such payments may not be deductible pursuant to Section 280G.
Frontier Airlines. 2022 Proxy Statement 39

Compensation Tables
Summary Compensation Table
The following table sets forth all of the compensation awarded to, earned by or paid to our NEOs during fiscal years 2021, 2020 and 2019.
Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Barry L. Biffle President and Chief Executive Officer
	2021	625,000	2,179,744	—	784,766	8,700	3,598,210
	2020	461,021	3,112,620	—	721,456	5,700	4,300,797
	2019	568,608	—	—	611,867	3,322,686	4,503,161
James G. Dempsey Executive Vice President and Chief Financial Officer
	2021	525,000	749,550	—	474,627	7,875	1,757,052
	2020	523,085	1,000,020	—	441,197	4,275	1,968,577
	2019	431,233	—	1,144,959	417,637	962,222	2,956,051
Howard M. Diamond Senior Vice President, General Counsel and Secretary
	2021	399,093(4)	486,550	—	255,720(4)	8,700	1,150,063
	2020	395,854	1,000,020	—	256,954	7,346	1,660,174
	2019	367,481	—	—	276,816	506,266	1,150,563
Craig R. Maccubbin Senior Vice President, Chief Information Officer
	2021	287,014(5)	1,099,984	—	154,700(5)	53,957	1,595,655
Jake F. Filene Senior Vice President, Customers
	2021	360,000	549,670	—	229,320	8,700	1,147,690
	2020	359,162	714,840	—	215,062	7,380	1,296,444
(1)
Amounts shown represent the grant date fair value of restricted stock units granted by us, as calculated in accordance with ASC Topic 718. See Note 11 of the financial statements included in our Annual Report on Form 10-K for the assumptions used in calculating these amounts.

(2)
Represents amounts paid for performance in fiscal year 2021 under our Management Bonus Plan, which were paid to our NEOs in early 2022. Please see the description of the 2021 Management Bonus Plan in “Compensation Discussion and Analysis—Performance-Based Cash Incentives” above.

(3)
For each of our NEOs, the amounts under the “All Other Compensation” column for fiscal year 2021 represent $8,700, $7,875, $8,700 and $8,700 for each of Messrs. Biffle, Dempsey, Diamond and Filene, respectively, pursuant to our matching employer contributions under our 401(k) plan. Consistent with SEC rules, we have not disclosed perquisites and other personal benefits where the aggregate amount of such compensation was less than $10,000. Amounts for Mr. Maccubbin include perquisites of $48,557 related to relocation expense reimbursement and $5,400 in flight benefits under our UATP based on each one-way flight being valued at $75, which is the average approximate cost to us of a one-way flight. Please see the descriptions of the UATP in “Compensation Discussion and Analysis—Perquisites” above.

(4)
Reflects a reduction in salary of $907 and in non-equity incentive plan compensation of $25,540 as a result of the limits imposed under the loan and payroll support agreements entered into under the CARES Act and the Consolidated Appropriations Act, 2021.

(5)	Amounts for Mr. Maccubbin have been pro-rated based on his commencement of employment in March 2021.
40 Frontier Airlines. 2022 Proxy Statement

Compensation Tables (continued)
Grants of Plan-Based Awards in Fiscal Year 2021
The following table represents our grants of non-equity and equity incentive plan-based awards made to our NEOs for the past fiscal year.
	Estimated Future Payouts Under Non-Equity Incentive Plan Award(1)				All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Grant Date	Threshold ($)	Target($)	Maximum ($)
Barry L. Biffle	N/A	390,625	781,250	1,562,500
	February 23, 2021				157,472	2,179,744
James G. Dempsey	N/A	236,250	472,500	945,000
	February 23, 2021				54,150	749,550
Howard M. Diamond	N/A	140,000	280,000	560,000
	February 23, 2021				35,150	486,550
Craig R. Maccubbin(4)	N/A	99,000	198,000	396,000
	May 11, 2021				53,268	1,099,984
Jake F. Filene	N/A	117,000	234,000	468,000
	February 23, 2021				39,710	549,670
(1)
Amounts in the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” column relate to amounts payable under our 2021 Management Bonus Plan. The threshold column assumes the achievement of the corporate and individual goals at the threshold level. The threshold bonus amount can be calculated by multiplying the target bonus of each NEO times the threshold achievement percentage of 50%. The target column assumes the target achievement for both corporate and individual goals. The target bonus amount can be calculated by multiplying the base salary of each NEO for 2021 times the target bonus percentage established by our Compensation Committee times the target achievement percentage of 100%. The maximum column assumes the maximum achievement for both corporate and individual goals. The maximum bonus amount can be calculated by multiplying the target bonus of each NEO times the maximum achievement percentage of 200%. See 2021 Summary Compensation Table presented above for actual amounts paid to our NEOs in early 2022 for performance in fiscal year 2021 under our Management Bonus Plan.

(2)
Constitutes restricted stock units that vest, other than in the case of Mr. Maccubbin’s grant, as to 1/3rd of the total number of RSUs on each of February 23, 2022, February 23, 2023 and February 23, 2024, subject to the executive continuing to provide services to us through such date. Mr. Maccubbin’s restricted stock unit grants vests as to 25% of each annual anniversary of the vesting commencement date of March 15, 2021 subject to the executive continuing to provide services through the applicable vesting date.

(3)
Amounts shown represent the grant date fair value of restricted stock units granted by us, as calculated in accordance with ASC Topic 718. See Note 11 of the financial statements included in our Annual Report on Form 10-K for the assumptions used in calculating these amounts.

(4)	Amounts for Mr. Maccubbin have been pro-rated to reflect his commencement of employment in March 2021.
Frontier Airlines. 2022 Proxy Statement 41

Compensation Tables (continued)
Outstanding Equity Awards at Fiscal Year End
The following table lists all outstanding equity awards held by our NEOs as of December 31, 2021.
		Option Awards				Stock Awards
Name	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number Of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Barry L. Biffle	4/27/2014	2,000,000	—	0.26	4/27/2024	—	—
	3/15/2016	1,516,200	—	3.92	3/15/2026	—	—
	2/19/2020 (2)	—	—	—	—	187,758	2,547,876
	2/23/2021 (2)	—	—	—	—	157,472	2,136,895
James G. Dempsey	5/12/2014	1,164,419	—	0.26	5/12/2024	—	—
	12/09/2019 (3)	177,333	88,667	10.55	12/09/2029	—	—
	2/19/2020 (2)	—	—	—	—	60,344	818,868
	2/23/2021 (2)	—	—	—	—	54,150	734,816
Howard M. Diamond	7/28/2014	608,394	—	0.26	7/28/2024	—	—
	2/19/2020 (2)	—	—	—	—	60,344	818,868
	2/23/2021 (2)	—	—	—	—	35,150	476,986
Craig R. Maccubbin	3/15/2021 (4)	—	—	—	—	53,268	722,847
Jake F. Filene	2/19/2020 (2)	—	—	—	—	43,130	585,274
	2/23/2021 (2)	—	—	—	—	39,710	538,865
(1)	Calculated using $13.57 per share, the closing trading price of our common stock as of December 31, 2021.
(2)	Restricted stock units vest in three equal annual installments from the vesting commencement date, subject to the executive continuing to provide services to us through such date.
(3)	Options vest and become exercisable in three equal annual installments from the vesting commencement date, subject to the executive continuing to provide services to us through such dates.
(4)
Restricted stock units vest in four equal annual installments from the vesting commencement date, subject to the executive continuing to provide services to us through such date, and will vest in full upon a Change in Control (as defined in the 2021 Plan).

42 Frontier Airlines. 2022 Proxy Statement

Compensation Tables (continued)
Option Exercises and Stock Vested in 2021
The following table contains information about stock options exercised and vesting of RSUs during 2021 by our NEOs.
	Option awards		Stock Awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise(1) ($)	Number of shares acquired on vesting (#)	Value realized on vesting(2) ($)
Barry L. Biffle	852,926	13,315,328	93,860	1,299,022
James G. Dempsey	97,447	1,825,849	30,134	417,055
Howard M. Diamond	49,006	918,218	30,134	417,055
Craig R. Maccubbin	—	—	—	—
Jake F. Filene	—	—	57,076	886,573
(1)	Represents the difference between the fair market value of our stock underlying the options at exercise and the exercise price of the option.
(2)	Represents the amounts realized based on the fair market value of our stock on the vesting date.
Pension Benefits
None of our NEOs participate in or have account balances in qualified or non-qualified defined benefit plans sponsored by us.
Nonqualified Deferred Compensation
None of our NEOs participate in or have account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by us.
Employment and Separation Agreements with NEOs
Barry L. Biffle. In March 2016, we entered into a new employment agreement with Mr. Biffle in connection with his promotion to our President and Chief Executive Officer, which is terminable by us at any time and by Mr. Biffle upon 30 days’ notice. The term of his employment agreement was through March 15, 2021 and renews for successive one year periods unless either party gives the other notice of non-extension at least 90 days before the expiration of the applicable term. Mr. Biffle’s employment agreement entitles him to a base salary and target bonus opportunity as part of our Management Bonus Plan, a performance-based program that allows for a cash bonus based upon achievement of certain objectives. His employment agreement provides that he will serve on our Board and be eligible to participate in all employee benefit plans made available to executive officers (including the flight benefits discussed above). It also contains certain confidential information covenants and Mr. Biffle must abide by non-competition and non-solicitation restrictive covenants during the term of his employment and for 12 months thereafter (or 24 months in the event he is terminated without Cause, as defined below, or resigns for Good Reason, as defined below). The employment agreement also provided for the grant of an option to purchase our common stock, as detailed in the table “Outstanding Equity Awards at Fiscal Year End” above and provides him with severance in the event of a termination of his employment without Cause or a resignation by him for Good Reason, both within and apart from a Change in Control (as defined below). In the event of the termination of his employment by us without Cause or a resignation by Mr. Biffle for Good Reason, Mr. Biffle is entitled to (a) a lump sum payment equal to one times the sum of his base salary plus his target annual performance bonus, (b) the payment of continued health, dental and vision insurance premiums for him and any covered dependents for 12 months, (c) continued flight benefits under the UATP for one year and (d) a pro-rated annual performance bonus with respect to the year in which the termination occurs based on actual performance and payable at the same as other continuing executive officers. In the event of the termination of his employment with us by us without Cause or a resignation by him for Good Reason, in each case, within 12 months following a Change in Control, Mr. Biffle is entitled to (a) lump sum payment equal to two times the sum of his base salary plus his target annual performance bonus, (b) the payment of continued health, dental and vision insurance premiums for him and any covered dependents for 24 months, (c) continued flight benefits under the UATP for two years, (d) a pro-rated annual performance bonus with respect to the year in which the termination occurs based on actual performance and payable at the same as other continuing executive officers, and (d) 100%
Frontier Airlines. 2022 Proxy Statement 43

Compensation Tables (continued)
accelerated vesting of all of his equity awards. Mr. Biffle must execute, and not revoke, a general release of all claims against us and our affiliates to receive of the severance payments described above, and any payments are subject to him continuing to abide by the confidentiality, non-competition and non-solicitation provisions of his employment agreement.
For purposes of Mr. Biffle’s employment agreement, “Cause” means (i) Mr. Biffle’s gross negligence or willful misconduct in the performance of the duties and services required of him pursuant to the new employment agreement or any other written agreement between Mr. Biffle and us; (ii) his conviction of, or plea of guilty or nolo contendere to, a felony or crime involving moral turpitude (or any similar crime in any jurisdiction outside the United States); (iii) his willful refusal to perform the duties and responsibilities required of him under the new employment agreement or as lawfully directed by our board which remains uncorrected for thirty (30) days following written notice; (iv) his material breach of any material provision of the employment agreement, any confidential information or restrictive covenant agreement with us or corporate code or policy which remains uncorrected for thirty (30) days following written notice; (v) any act of fraud, embezzlement, material misappropriation or dishonesty committed by him against us; or (v) any acts, omissions or statements by him which we determine to be materially detrimental or damaging to our reputation, operations, prospects or business relations; provided that an act or failure to act shall be considered “willful” only if done or omitted to be done without a good faith reasonable belief that such act or failure to act was in our best interests. “Change in Control” means (i) the acquisition by any person or group of affiliated or associated persons of more than 50% of the outstanding capital stock of us or Frontier or voting securities representing more than 50% of the total voting power of outstanding securities of us or Frontier (other than such an acquisition by a person or group that holds more than 50% of the outstanding capital stock of us or Frontier or voting securities representing more than 50% of the total voting power of outstanding securities of us or Frontier, in each case, as of either the March 15, 2016 or immediately prior to such acquisition); (ii) the consummation of a sale of all or substantially all of our assets to a third party; (iii) the consummation of any merger involving us or Frontier in which, immediately after giving effect to such merger, less than a majority of the total voting power of outstanding stock of the surviving or resulting entity is then beneficially owned in the aggregate by the stockholders of us or Frontier, as applicable, immediately prior to such merger; provided, however, in no event will a transaction constitute a “Change in Control” if: (w) its sole purpose is to change the form of our ownership or the state of our incorporation; (x) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held our securities immediately before such transaction; (y) it is effected primarily for the purpose of financing us with cash; or (z) it constitutes, or includes sales of shares in connection with, the initial public offering of our common stock or the common stock of any of our affiliates. Finally, “Good Reason” means a resignation from employment that is effective within 120 days after the occurrence, without Mr. Biffle’s written consent, of any of the following: (i) a material diminution in Mr. Biffle’s base salary that is not proportionately applicable to other officers and key employees generally; (ii) a material diminution in his job responsibilities or duties inconsistent in any material respect with his duties or responsibilities in effect immediately prior to such change, provided, that any change made solely as the result of our company becoming a subsidiary or business unit of a larger company in a Change in Control shall not provide for Good Reason; (iii) the relocation of his direction to a facility or a location more than 50 miles from his then-present location; or (iv) the failure by any successor entity or corporation following a Change in Control to assume the obligations under the new employment agreement. Notwithstanding the foregoing, a resignation is not for Good Reason unless the condition giving rise to such resignation continues uncured by us more than 30 days following Mr. Biffle’s written notice of such condition provided within 60 days of the first occurrence of such condition and such resignation is effective within 30 days following the end of such notice period.
James G. Dempsey. We entered into an employment agreement with Mr. Dempsey as our Chief Financial Officer, which is terminable by us at any time and by Mr. Dempsey upon 30 days’ notice, which was amended and restated in April 2017. The initial term of his employment agreement was through March 12, 2018, and the term renews for successive one year periods unless either party gives the other notice of non-extension at least 120 days before the expiration of the applicable term. Mr. Dempsey’s employment agreement entitles him to a base salary and a target bonus opportunity as part of our Management Bonus Plan and provides that he will be eligible to participate in all employee benefit plans made available to executive officers (including the flight benefits discussed above) and also contains certain confidential information covenants. In addition, Mr. Dempsey must abide by non-competition and non-solicitation restrictive covenants during the term of his employment and for 12 months thereafter. Mr. Dempsey’s employment agreement provides him with severance in the event of a termination of his employment without Cause (as defined below) or a resignation by him for Good Reason (as defined below), both within and apart from a Change in Control (as defined below). In the event of the termination of his employment by us without Cause, Mr. Dempsey is entitled to (a) a lump sum payment equal to one times the sum of his base salary plus his target annual performance bonus, (b) the payment of continued health, dental and vision insurance premiums for him and any covered dependents for 12 months and (c) continued flight benefits under the UATP for one year. In the event of the termination of his employment with us by us without Cause or a resignation by him for Good Reason, in each case, within 12 months following a Change in Control, Mr. Dempsey is entitled to (a) lump sum payment equal to two times the sum of his
44 Frontier Airlines. 2022 Proxy Statement

Compensation Tables (continued)
base salary plus his target annual performance bonus, (b) the payment of continued health, dental and vision insurance premiums for him and any covered dependents for 24 months, (c) continued flight benefits under the UATP for two years, (d) 100% accelerated vesting of all of his outstanding equity awards and (e) a pro-rated annual performance bonus with respect to the year in which the termination occurs based on actual performance and payable at the same as other continuing executive officers. Under the employment agreement, Mr. Dempsey must execute, and not revoke, a general release of all claims against us and our affiliates to receive of the severance payments described above, and any payments are subject to Mr. Dempsey continuing to abide by the confidentiality, non-competition and non-solicitation provisions of his employment agreement.
For purposes of Mr. Dempsey’s employment agreement, “Cause” means any action or inaction involving his moral turpitude, misfeasance, malfeasance, willful misconduct, gross negligence or breach of fiduciary duty or a breach of any non-competition, non-solicitation or confidentiality obligations to us or Frontier. In the event we give Mr. Dempsey a notice of non-extension of his employment agreement and he serves as our Chief Financial Officer until the end of the term, Mr. Dempsey’s employment will have been deemed terminated by us without Cause “Change in Control” means that (i) the acquisition by any person or group of affiliated or associated persons of more than 50% of the outstanding capital stock of us or Frontier or voting securities representing more than 50% of the total voting power of outstanding securities of us or Frontier (other than such an acquisition by a person or group that holds more than 50% of the outstanding capital stock of us or Frontier or voting securities representing more than 50% of the total voting power of outstanding securities of us or Frontier, in each case, as of either March 12, 2014 or immediately prior to such acquisition); (ii) the consummation of a sale of all or substantially all of our assets to a third party; (iii) the consummation of any merger involving us or Frontier in which, immediately after giving effect to such merger, less than a majority of the total voting power of outstanding stock of the surviving or resulting entity is then beneficially owned in the aggregate by the stockholders of us or Frontier, as applicable, immediately prior to such merger; provided, however, in no event will an acquisition, sale or other transaction constitute a “Change in Control” if: (w) its sole purpose is to change the form of our ownership or the state of our incorporation; (x) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held our securities immediately before such transaction; (y) it is effected primarily for the purpose of financing us with cash; or (z) it constitutes, or includes sales of shares in connection with, the initial public offering of our common stock or the common stock of any of our affiliates. Finally, “Good Reason” will be deemed to have occurred if, in conjunction with the closing of a Change in Control or within 12 months after the closing of a Change in Control, (i) our board of directors effectively terminates, or curtails the scope of, Mr. Dempsey’s authority as Chief Financial Officer, or (ii) we fail to provide Mr. Dempsey with a total compensation package that is, reasonably determined by the board, to be at least comparable to the level of his compensation as of immediately prior to the Change in Control, provided, that, in each case, Mr. Dempsey will not be deemed to have resigned for Good Reason unless (x) he first provides the board with written notice of the condition giving rise to Good Reason within 30 days of Mr. Dempsey learning of such condition, (y) we fail to cure such condition within 30 days after receiving such written notice and (z) his resignation based on such Good Reason is effective within 30 days after the expiration of such cure period.
Howard M. Diamond. We entered into an offer letter agreement with Mr. Diamond on June 30, 2014 as our Senior Vice President, General Counsel and Secretary. Mr. Diamond’s offer letter agreement entitles him to a base salary and a target bonus opportunity as part of our Management Bonus Plan. Mr. Diamond’s offer letter agreement provides that he will be eligible to participate in all employee benefit plans made available to executive officers (including the flight benefits discussed above) and also contains certain confidential information covenants. In addition, Mr. Diamond must abide by non-competition and non-solicitation restrictive covenants during the term of his employment and for 12 months thereafter (or 24 months in the event he is terminated without Cause (as defined in the 2014 Plan) or resigns for Good Reason (as defined below) within 12 months following a Change in Control (as defined in the 2014 Plan)). Mr. Diamond’s offer letter agreement also provided for the grant of an option to purchase our common stock, as detailed in the table “Outstanding Equity Awards at Fiscal Year End” above. Mr. Diamond’s offer letter agreement provides him with severance in the event of a termination of his employment without Cause or, within 12 months following a Change in Control, a resignation by him for Good Reason. Mr. Diamond’s offer letter agreement provides that in the event of the termination of his employment with us by us without Cause, Mr. Diamond is entitled to (a) lump sum payment equal to one times the sum of his base salary plus his target annual performance bonus (or two times such sum if such termination occurs or Mr. Diamond resigns for Good Reason, in each case, within 12 months following a Change in Control) and (b) continued flight benefits under the UATP for one year (or two years if such termination occurs or Mr. Diamond resigns for Good Reason, in each case, within 12 months following a Change in
Frontier Airlines. 2022 Proxy Statement 45

Compensation Tables (continued)
Control). Under the offer letter agreement, Mr. Diamond must execute and not revoke a general release of claims against us and our affiliates. For purposes of his offer letter agreement, “Good Reason” means Mr. Diamond’s duties are substantially diminished within 12 months following a Change in Control and Mr. Diamond resigns within such 12-month period.
Craig R. Maccubbin. We entered into an employment agreement with Mr. Maccubbin in March 2021. Under the agreement his employment is terminable by us or Mr. Maccubbin at any time. The employment agreement entitles him to a base salary and a target bonus opportunity as part of our Management Bonus Plan and provides that he will be eligible to participate in all employee benefit plans made available to executive officers (including the flight benefits discussed above) and also contains certain confidential information covenants. In addition, Mr. Maccubbin must abide by non-competition and non-solicitation restrictive covenants during the term of his employment and for 12 months thereafter (or 24 months in the event he is terminated without Cause or resigns for Good Reason within 12 months following a Change in Control).
The employment agreement provides that the vesting of Mr. Maccubbin’s initial grant of restricted stock units will fully accelerate upon the consummation of a Change in Control (as defined below) and that in the event of the termination of his employment by us without Cause, he is entitled to (a) a lump sum payment of one times the sum of his base salary and target bonus (or two times such sum if such termination occurs or his duties are substantially diminished and he resigns, in each case, within 12 months following a Change in Control) and (b) continued flight benefits under the UATP for one year (or two years if such termination occurs or his duties are substantially diminished and he resigns, in each case, within 12 months following a Change in Control). He must execute, and not revoke, a general release of all claims against us and our affiliates to receive of the severance payments described above.
“Cause” means (i) Mr. Maccubbin’s unauthorized use or disclosure of our confidential information or trade secrets or any material breach of a written agreement between him and us, including without limitation a material breach of any employment, confidentiality, non-compete, non-solicit or similar agreement; (ii) his commission of, indictment for or the entry of a plea of guilty or nolo contendere by Mr. Maccubbin to, a felony under the laws of the United States or any state thereof or any crime involving dishonesty or moral turpitude (or any similar crime in any jurisdiction outside the United States); (iii) his negligence or willful misconduct in the performance of his duties or his willful or repeated failure or refusal to substantially perform assigned duties; (iv) any act of fraud, embezzlement, material misappropriation or dishonesty committed by Mr. Maccubbin against us; or (v) any acts, omissions or statements by him which we determine to be materially detrimental or damaging to the our reputation, operations, prospects or business relations. “Change in Control” means (i) the acquisition by any person or group of affiliated or associated persons of more than fifty percent (50%) of our outstanding capital stock or voting securities representing more than fifty percent (50%) of the total voting power of our outstanding securities; (ii) the consummation of a sale of all or substantially all of our assets to a third party; (iii) the consummation of any merger involving us in which, immediately after giving effect to such merger, less than a majority of the total voting power of outstanding stock of the surviving or resulting entity is then “beneficially owned” in the aggregate by our stockholders immediately prior to such merger. “Good Reason” means Mr. Maccubbin’s duties are substantially diminished within 12 months following a Change in Control and he resigns within such 12-month period.
Jake F. Filene. We entered into an employment agreement with Mr. Filene in June 2017. Mr. Filene’s employment agreement provides that Mr. Filene is terminable by us or Mr. Filene at any time. It entitles him to a base salary and a target bonus opportunity as part of our Management Bonus Plan and provides that he will be eligible to participate in all employee benefit plans made available to executive officers (including the flight benefits discussed above) and also contains certain confidential information covenants. In addition, Mr. Filene must abide by non-competition and non-solicitation restrictive covenants during the term of his employment and for 12 months thereafter (or 24 months in the event he is terminated without Cause or resigns for Good Reason within 12 months following a Change in Control).
The employment agreement provides that the vesting of his initial grant of restricted stock units will fully accelerate upon the consummation of a Change in Control (as defined below). It also provides him with severance in the event of a termination of his employment without Cause (as defined below) both within and apart from a Change in Control. In the event of the termination of his employment by us without Cause, Mr. Filene is entitled to (a) a lump sum payment of one times the sum of his base salary and target bonus (or two times such sum if such termination occurs or Mr. Filene resigns for Good Reason, in each case, within 12 months following a Change in Control) and (b) continued flight benefits under the UATP for one year (or two years if such termination occurs or Mr. Filene resigns for Good Reason, in each case, within 12 months following a Change
46 Frontier Airlines. 2022 Proxy Statement

Compensation Tables (continued)
in Control). Under the employment agreement, Mr. Filene must execute, and not revoke, a general release of all claims against us and our affiliates to receive of the severance payments described above. For purposes of his offer letter agreement, “Good Reason” means Mr. Filene’s duties are substantially diminished within 12 months following a Change in Control and Mr. Filene resigns within such 12-month period.
For the purposes of Mr. Filene’s employment agreement, “Cause” means (i) Mr. Filene’s unauthorized use or disclosure of our confidential information or trade secrets or any material breach of a written agreement between Mr. Filene and us, including without limitation a material breach of any employment, confidentiality, non-compete, non-solicit or similar agreement; (ii) his commission of, indictment for or the entry of a plea of guilty or nolo contendere by him to, a felony under the laws of the United States or any state thereof or any crime involving dishonesty or moral turpitude (or any similar crime in any jurisdiction outside the United States); (iii) his negligence or willful misconduct in the performance of Mr. Filene’s duties or Mr. Filene’s willful or repeated failure or refusal to substantially perform assigned duties; (iv) any act of fraud, embezzlement, material misappropriation or dishonesty committed by him against us; or (v) any acts, omissions or statements by him which we determine to be materially detrimental or damaging to the our reputation, operations, prospects or business relations. For the purposes of Mr. Filene’s employment agreement, subject to certain limitations, “Change in Control” means (i) the acquisition by any person or group of affiliated or associated persons of more than fifty percent (50%) of our outstanding capital stock or voting securities representing more than fifty percent (50%) of the total voting power of our outstanding securities; (ii) the consummation of a sale of all or substantially all of our assets to a third party; (iii) the consummation of any merger involving us in which, immediately after giving effect to such merger, less than a majority of the total voting power of outstanding stock of the surviving or resulting entity is then “beneficially owned” in the aggregate by our stockholders immediately prior to such merger. “Good Reason” means Mr. Filene’s duties are substantially diminished within 12 months following a Change in Control and he resigns within such 12-month period.
Change in Control Acceleration under Equity Plan and Equity Award Agreements
Under the terms of the Restricted Stock Unit agreements under the Company's 2014 Plan, the Restricted Stock Units will fully accelerate immediately prior to the consummation of a Change in Control (as defined in the 2014 Plan), provided that participant continues to serve as an officer or director through such date.
In addition, under the 2021 Plan, in the event of a Change in Control (as defined therein), unless the administrator elects to (i) terminate an award in exchange for cash, rights or property, or (ii) cause an award to become fully exercisable and no longer subject to any forfeiture restrictions prior to the consummation of a Change in Control, (A) such award (other than any portion subject to performance-based vesting) shall continue in effect or be assumed or an equivalent award substituted by the successor corporation and (B) the portion of such award subject to performance-based vesting shall be subject to the terms and conditions of the applicable award agreement and, in the absence of applicable terms and conditions, the administrator's discretion. In the event that the successor refuses to assume or substitute for an award (other than any portion subject to performance-based vesting), such award shall become fully vested and, if applicable, exercisable immediately prior to the consummation of such transaction.
Change in Control Acceleration and Benefits Adopted Following Fiscal Year End
On February 3, 2022, the Compensation Committee approved a policy providing for the following: if the employment of any executive officer is terminated without “cause” or the executive resigns for “good reason” in connection with a qualifying change in control (referred to as the “Change in Control Policy”), then in exchange for a release of claims, the employee’s outstanding equity awards will fully vest. For purposes of the policy, “qualifying change in control” includes transactions whereby any person (or group of persons) directly or indirectly acquires beneficial ownership of the Company’s securities possessing 40% or more of the total combined voting power of the Company’s securities outstanding immediately after such transaction. In addition, on February 3, 2022, the Compensation Committee approved that under each executive officer’s existing employment agreement or offer letter, for purposes of severance benefits thereunder due upon a termination of employment without cause or resignation for good reason in connection with a change in control, the definition of “change in control” will be deemed to include a transaction whereby any person (or group of persons) directly or indirectly acquires beneficial ownership of the Company’s securities possessing 40% or more of the total combined voting power of Frontier’s securities outstanding immediately after such transaction.
Frontier Airlines. 2022 Proxy Statement 47

Compensation Tables (continued)
Potential Payments upon Termination or Change in Control
The information below describes and quantifies certain compensation and benefits that would have become payable (in certain cases subject to conditions such compliance with restrictive covenants and an effective release of claims) to each of our NEOs if our NEO’s employment had terminated on December 31, 2021 (and that a Change in Control occurred on December 31, 2021, as applicable) as a result of each of the termination scenarios described below, taking into account the NEO’s compensation as of that date, and does not reflect the acceleration benefits under the Change in Control Policy, which was adopted in 2022. The information below does not generally reflect compensation and benefits available to all salaried employees upon termination of employment with us under similar circumstances. Capitalized terms used below are as defined above in the applicable NEO’s employment agreement or offer letter agreement.
Name	Termination Scenario	Base Salary Severance ($)	Bonus Severance ($)	Accelerated Vesting of Stock and Option Awards ($)	COBRA Premiums ($)	Other ($)	Total ($)
Barry L. Biffle	Termination without Cause or for Good Reason	625,000(1)	1,566,016(2)	—	25,914(3)	11,000(4)	2,227,930
	Termination without Cause or for Good Reason in Connection with a Change in Control	1,250,000(5)	2,347,266(6)	4,684,771(7)	51,828(8)	22,000(9)	8,355,865
James G. Dempsey	Termination without Cause	525,000(1)	472,500(2)	—	31,144(3)	8,250(4)	1,036,894
	Termination without Cause or for Good Reason in Connection with a Change in Control	1,050,000(5)	1,419,627(6)	1,821,458(7)	62,288(8)	16,500(9)	4,369,873
Howard M. Diamond	Termination without Cause	400,000(1)	280,000(2)	—	—	8,250(4)	688,250
	Termination without Cause or for Good Reason in Connection with a Change in Control	800,000(5)	560,000(6)	1,295,854(10)	—	16,500(9)	2,672,354
Craig R. Maccubbin	Termination without Cause	360,000(1)	198,000(2)	—	—	8,250(4)	566,250
	Termination without Cause or for Good Reason in Connection with a Change in Control	720,000(5)	396,000(6)	722,847(10)	—	16,500(9)	1,855,347
Jake F. Filene	Termination without Cause	360,000(1)	234,000(2)	—	—	8,250(4)	602,250
	Termination without Cause or for Good Reason in Connection with a Change in Control	720,000(5)	468,000(6)	1,124,139(10)	—	16,500(9)	2,328,639
(1)	Represents a lump sum cash payment of 12 months of base salary.
(2)
Represents a lump sum cash payment of one times the NEO’s target annual performance bonus amount. In addition, for Mr. Biffle, represents a pro-rated annual performance bonus for the year in which the termination occurs (based on actual performance and payable at the same time other continuing executives) in the event of a termination without Cause or for Good Reason. For Mr. Biffle’s pro-rated bonuses, we included the full amount he was paid for fiscal year 2021 under the Management Bonus Plan since the assumed termination date would be December 31, 2021.

(3)
Represents continued coverage under COBRA for 12 months for each NEO based on the incremental cost of our contribution as of December 31, 2021 to provide this coverage. Messrs. Diamond, Maccubbin and Filene are not eligible for any continued coverage under COBRA.

(4)
Represents the value of continued UATP flight benefits for one year following the NEOs’ termination of employment, which must be used in the year following termination, based on the values each NEO was eligible to receive under the UATP for fiscal 2021.

48 Frontier Airlines. 2022 Proxy Statement

Compensation Tables (continued)
(5)	Represents a lump sum cash payment of 24 months of base salary.
(6)
Represents a lump sum cash payment of two times a NEO’s target annual performance bonus amount. In addition, for Messrs. Biffle and Dempsey, represents a pro-rated annual performance bonus for the year in which the termination occurs (based on actual performance and payable at the same time other continuing executives) in the event of a termination without Cause or for Good Reason. For Messrs. Biffle’s and Dempsey’s pro-rated bonuses, we included the full amount each was paid for fiscal year 2021 under the Management Bonus Plan since the assumed termination date would be December 31, 2021.

(7)
Represents the aggregate value of Mr. Biffle’s and Mr. Dempsey’s restricted stock units and unvested option awards that would have vested on an accelerated basis immediately prior to a qualifying termination following the consummation of a Change in Control, based on the closing trading price of our common stock ($13.57) as of December 31, 2021, less, in the case of an option with an exercise price less than fair market value, the option’s exercise price. Mr. Biffle and Mr. Dempsey each receive 100% accelerated vesting of their respective equity awards in the event of a termination without Cause or for Good Reason, in each case, within 12 months following a Change in Control.

(8)
Represents continued coverage under COBRA for 24 months for each NEO based on the incremental cost of our contribution as of December 31, 2021 to provide this coverage. Messrs. Diamond, Maccubbin and Filene are not eligible for any continued coverage under COBRA.

(9)
Represents the value of continued UATP flight benefits for two years following the NEOs’ termination of employment, within 12 months following a Change in Control, which must be used in the two years following termination, based on the values each NEO was eligible to receive under the UATP for fiscal 2021.

(10)
Represents the aggregate value of restricted stock units held by Messrs. Diamond, Maccubbin and Filene that would have vested in full on a change in control, in accordance with the terms of the award agreements under the 2014 Plan, based on the closing trading price of our common stock ($13.57) as of December 31, 2021.

Equity Compensation Plan Information
The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2021:
Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of shares remaining available for future issuance under equity compensation Plans(4)
Equity compensation plans approved by stockholders(1)	9,621,701(2)	$1.99	7,058,244 (3)
Equity compensation plans not approved by stockholders	—	—	—
Total	9,621,701	$1.99	7,058,244
(1)	Consists of the 2014 Plan and the 2021 Plan.
(2)	Consists of 7,651,407 options and 1,766,236 RSUs outstanding under the 2014 Plan and 204,058 RSUs outstanding under the 2021 Plan.
(3)	Consists of 7,058,244 shares of common stock available for issuance under the 2021 Plan.
(4)	Excluding 9,621,701 shares to be issued upon exercise of outstanding options, warrants and rights.
The number of shares initially reserved for issuance or transfer pursuant to awards under the 2021 Plan will be increased by (i) the number of shares represented by outstanding awards under our 2014 Plan that are forfeited or lapse unexercised and which following the effective date are not issued under our 2014 Plan and (ii) an annual increase on the first day of each fiscal year beginning in 2022 and ending in 2031, equal to the lesser of (A) one percent (1%) of the shares of stock outstanding (on an as converted basis) on the last day of the immediately preceding fiscal year and (B) such smaller number of shares of stock as determined by our Board.
Compensation Risk Assessment
In February 2022, the Compensation Committee was presented with the results of management’s analysis on our compensation policies and practices for our employees to determine if these policies and practices give rise to risks that are reasonably likely to have a material adverse effect on us or encourage our employees to take excessive risks
Frontier Airlines. 2022 Proxy Statement 49

Compensation Tables (continued)
in order to receive larger awards. The Compensation Committee agreed with management findings that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on us.
50 Frontier Airlines. 2022 Proxy Statement

REPORT OF THE COMPENSATION COMMITTEE
The information contained in this Report of the Compensation Committee shall not be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing (except to the extent that we specifically incorporate this information by reference) and shall not otherwise be deemed “soliciting material” or “filed” with the SEC, or to the liabilities of Section 18 of the Exchange Act (except to the extent that we specifically incorporate this information by reference).
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth above. Based on such review and discussions, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2021.
Compensation Committee
William A. Franke (Chair)
Ofelia Kumpf
Patricia Salas Pineda
Alejandro D. Wolff
Frontier Airlines. 2022 Proxy Statement 51

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information with respect to the beneficial ownership of our common stock as of March 31, 2022, for:
•	each person known by us to beneficially own more than 5% of our common stock;
•	each of our directors;
•	each of our named executive officers; and
•	all of our executive officers and directors as a group.
The number of shares beneficially owned by each stockholder as described herein is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of common stock subject to options, warrants, or other rights held by such person that are currently exercisable or will become exercisable within 60 days of March 31, 2022 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. The applicable percentage ownership is based on 217,499,881 shares of our common stock outstanding as of March 31, 2022.
Unless otherwise indicated, the address of all listed stockholders is c/o Frontier Group Holdings, Inc., 4545 Airport Way, Denver, CO 80239. The information provided in the table is based on our records, information filed with the SEC, and information provided to us, except where otherwise noted.
52 Frontier Airlines. 2022 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT (continued)
Name of Beneficial Owner	Shares of Common Stock Beneficially Owned
	Number	Percentage
5% Stockholders
Indigo Frontier Holdings Company, LLC(1)	178,834,034	82.2%
Named Executive Officers and Directors
William A. Franke(2)	178,841,126	82.2%
Andrew S. Broderick(3)	7,092	*
Josh T. Connor(4)	109,404	*
Brian H. Franke(5)	7,092	*
Robert J. Genise(6)	333,283	*
Bernard L. Han(7)	357,376	*
Ofelia Kumpf(8)	6,928	*
Michael R. MacDonald(9)	60,976	*
Patricia Salas Pineda(10)	58,282	*
Alejandro D. Wolff(11)	32,932	*
Barry L. Biffle(12)	3,983,745	1.8%
James G. Dempsey(13)	1,390,207	*
Howard M. Diamond(14)	653,295	*
Craig R. Maccubbin(15)	7,471	*
Jake F. Filene(16)	86,122	*
All executive officers and directors as a group (17 persons)(17)	186,639,759	85.8%
*	Represents beneficial ownership of less than one percent (1%) of the outstanding common stock.
(1)
Consists of 178,834,034 shares held by Indigo Frontier Holdings Company, LLC. William A. Franke is the sole member of Indigo Denver Management Company, LLC, which is the managing member of Indigo Frontier Holdings Company, LLC, and as such, Mr. W. Franke has voting and dispositive power over these shares. Mr. W. Franke disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. The address for Indigo Frontier Holdings Company, LLC is c/o Indigo Partners, 2525 East Camelback Road, Suite 900, Phoenix, Arizona 85016.

(2)
Consists of (i) 178,834,034 shares held by Indigo Frontier Holdings Company, LLC and (ii) 7,092 shares of common stock issuable pursuant to RSUs that will vest within 60 days of March 31, 2022. William A. Franke is the sole member of Indigo Denver Management Company, LLC, which is the managing member of Indigo Frontier Holdings Company, LLC, and as such, Mr. W. Franke has voting and dispositive power over these shares. Mr. W. Franke disclaims beneficial ownership of the shares held by Indigo Frontier Holdings Company, LLC except to the extent of his pecuniary interest therein. The address for Mr. W. Franke and Indigo Frontier Holdings Company, LLC is c/o Indigo Partners, 2525 East Camelback Road, Suite 900, Phoenix, Arizona 85016.

(3)	Consists of 7,092 shares of common stock issuable pursuant to RSUs that will vest within 60 days of March 31, 2022.
(4)	Consists of (i) 102,312 shares of common stock and (ii) 7,092 shares of common stock issuable pursuant to RSUs that will vest within 60 days of March 31, 2022.
(5)	Consists of 7,092 shares of common stock issuable pursuant to RSUs that will vest within 60 days of March 31, 2022.
(6)	Consists of (i) 326,191 shares of common stock and (ii) 7,092 shares of common stock issuable pursuant to RSUs that will vest within 60 days of March 31, 2022.
(7)	Consists of (i) 350,284 shares of common stock and (ii) 7,092 shares of common stock issuable pursuant to RSUs that will vest within 60 days of March 31, 2022.
(8)	Consists of 6,928 shares of common stock issuable pursuant to RSUs that will vest within 60 days of March 31, 2022.
(9)	Consists of (i) 53,884 shares of common stock and (ii) 7,092 shares of common stock issuable pursuant to RSUs that will vest within 60 days of March 31, 2022.
(10)	Consists of (i) 51,190 shares of common stock and (ii) 7,092 shares of common stock issuable pursuant to RSUs that will vest within 60 days of March 31, 2022.
Frontier Airlines. 2022 Proxy Statement 53

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT (continued)
(11)	Consists of (i) 25,840 shares of common stock and (ii) 7,092 shares of common stock issuable pursuant to RSUs that will vest within 60 days of March 31, 2022.
(12)	Consists of (i) 467,545 shares of common stock and (ii) 3,516,200 shares of common stock underlying stock options exercisable within 60 days of March 31, 2022.
(13)	Consists of (i) 48,455 shares of common stock and (ii) 1,341,752 shares of common stock underlying stock options exercisable within 60 days of March 31, 2022.
(14)	Consists of (i) 44,901 shares of common stock and (ii) 608,394 shares of common stock underlying stock options exercisable within 60 days of March 31, 2022.
(15)	Consists of 7,471 shares of common stock.
(16)	Consists of 86,122 shares of common stock.
(17)
Consists of (i) 180,495,194 shares of common stock beneficially owned by our current directors and executive officers, (ii) 88,986 shares of common stock issuable pursuant to RSUs that will vest within 60 days of March 31, 2022, and (iii) 6,055,579 shares of common stock underlying stock options exercisable within 60 days of March 31, 2022.

54 Frontier Airlines. 2022 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT (continued)
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s stock, to file reports of ownership and changes in ownership with the SEC. Officers, directors, and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file.
Based solely on its review of copies of such reports and upon written representations from each of the Company’s officers and directors, the Company believes that, for the year ended December 31, 2021, all Section 16(a) filing requirements applicable to the Company’s officers, directors, and greater than ten percent stockholders were complied with on a timely basis.
Frontier Airlines. 2022 Proxy Statement 55

Certain Relationships and Related Party Transactions
The following includes a summary of transactions since January 1, 2021 and any currently proposed transactions to which we were or are expected to be a participant in which (i) the amount involved exceeded or will exceed $120,000, and (ii) any of our directors, executive officers, or holders of more than 5% of our capital stock, or any affiliate or member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest, other than compensation and other arrangements that are described under the sections titled “Compensation Discussion and Analysis” and “Executive Compensation Tables.”
Management Services
In December 2013, we entered into a Professional Services Agreement with Indigo Partners, LLC (“Indigo Partners”), pursuant to which Indigo Partners agreed to provide our board and our management with financial and management consulting services, including business strategy, budgeting of future corporate investments, acquisition and divestiture strategies, and debt and equity financing consulting services. In exchange for these services, we incur a fixed quarterly fee of $375,000 to Indigo Partners and reimburse Indigo Partners for out-of-pocket expenses incurred in connection with the rendering of services pursuant to the Professional Services Agreement. In addition, we pay the annual fees of each member of our Board that is affiliated with Indigo Partners. We incurred an aggregate of approximately $2 million in expenses for the year ended December 31, 2021 relating to the quarterly fees, related expense reimbursements, and director compensation. In addition, we have agreed to indemnify Indigo Partners and its affiliates for losses arising from or relating to the services provided pursuant to the Professional Services Agreement. Our engagement of Indigo Partners pursuant to the Professional Services Agreement will continue until the date that Indigo Partners and its affiliates own less than 10% of the 197.6 million shares of our common stock acquired by an affiliate of Indigo Partners in December 2013.
Austin Terminal
In the ordinary course of our business we lease terminal space at Austin-Bergstrom International Airport (the “Austin Terminal”). One of our directors, Josh T. Connor, is a co-portfolio manager of an investment fund affiliated with Oaktree Capital Management which is the majority owner of the entity that owns and operates the Austin Terminal, and a manager of two other investment funds with equity interests in that entity. Mr. Connor is not an officer or director of the entity that owns the Austin Terminal and his involvement in such entity is limited to his investment interest therein. During the year ended December 31, 2021, we paid an aggregate of $2 million for lease payments and other expenses with respect to our use of the Austin Terminal, which we believe reflected arms-length terms.
Registration Rights Agreement
In April 2021, we entered into a Registration Rights Agreement with Indigo Frontier Holdings, LLC (“Indigo Fund”), our controlling stockholder, pursuant to which Indigo Fund may request that we initiate up to eight registrations of its shares on Form S-1 or any similar or successor long-form registration and, if available, an unlimited number of registrations of its shares on Form S-3 or any successor or similar short-form registration. Also, at any time that we propose to register any of our securities under the Securities Act, Indigo Fund and any other parties that may become a party to the Registration Rights Agreement will be entitled to certain “piggyback” registration rights allowing such parties to include their shares in such registration, subject to certain marketing and other limitations. In addition, we will pay all registration expenses, including the legal fees of one counsel for all holders under the Registration Rights Agreement. The Registration Rights Agreement also contains customary indemnification and contribution provisions.
Director and Officer Indemnification and Insurance
Our amended and restated certificate of incorporation and Bylaws provide indemnification and advancement of expenses for our directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to certain limited exceptions. In connection with our initial public offering, we entered into separate indemnification agreements with each of our directors and executive officers. We have also purchased directors’ and officers’ liability insurance for each of our directors and executive officers.
56 Frontier Airlines. 2022 Proxy Statement

Certain Relationships and Related Party Transactions (continued)
Codeshare Arrangement
In January 2018, we entered into a codeshare agreement with Controladora Vuela Compañía de Aviación, S.A.B. de C.V. (an airline based in Mexico doing business as Volaris). As of December 31, 2021, investment funds managed by Indigo Partners hold approximately 18% of the total outstanding common stock of Volaris, and two of our directors, William A. Franke and Brian H. Franke, are members of the board of directors of Volaris. In August 2018, we began operating scheduled codeshare flights on certain flights with Volaris that are identified by our designator code. Conversely, Volaris is operating scheduled codeshare flights with Frontier, identified by their designator code. Any flight bearing a Frontier code designator that is operated by Volaris is disclosed in our reservations systems and on the customer’s flight itinerary, boarding pass, and ticket, if a paper ticket is issued. As a result of the Volaris codeshare arrangement, our customers are able to purchase single ticket service on our route network and connect to Volaris’ route network.
The codeshare agreement provides for codeshare fees and revenue sharing for the codeshare flights, with such amounts prorated between the parties based upon an agreed formula. Each party bears its own costs and expenses of performance under the agreement, is required to indemnify the other party for certain claims and losses arising out of or related to the agreement and is responsible for complying with certain marketing and product display guidelines. The codeshare agreement also establishes a joint management committee, which includes representatives from both parties and generally oversees the management of the transactions and relationships contemplated by the agreement. The codeshare agreement will remain effective for a period of three years from its effective date, is subject to automatic renewal and may be terminated by either party at any time upon the satisfaction of certain conditions. During 2021, total revenue from this arrangement was $2 million and no expenses were recognized, as expenses are not shared as part of the agreement.
Our Policy Regarding Related Party Transactions
Our Board has adopted a written related party transaction policy setting forth the policies and procedures for the review and approval or ratification of related party transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement, or relationship, or any series of similar transactions, arrangements, or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 in any one fiscal year and a related party had or will have a direct or indirect material interest. Our Audit Committee must review the relevant facts and circumstances of each related party transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and the extent of the related person’s interest in the transaction, take into account the conflicts of interest and corporate opportunity provisions of our Code of Conduct, and either approve or disapprove the related party transaction. If advance Audit Committee approval of a related party transaction requiring the Audit Committee’s approval is not feasible, then the transaction may be preliminarily entered into by management upon prior approval of the transaction by the Chairperson of the Audit Committee subject to ratification of the transaction by the Audit Committee at the Audit Committee’s next regularly scheduled meeting; provided, that if ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the transaction. No director may participate in approval of a related person transaction for which he or she is a related person.
Frontier Airlines. 2022 Proxy Statement 57

ADDITIONAL INFORMATION
Stockholder Proposals
Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2023 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to us at our principal executive offices, 4545 Airport Way, Denver, Colorado 80239. Any proposal submitted pursuant to Rule 14a-8 must be received by us no later than December 14, 2022. We suggest that proponents submit their Rule 14a-8 proposals by certified mail, return receipt requested, addressed to our General Counsel and Secretary. In connection with our 2023 annual meeting of stockholders, we intend to file a proxy statement and a WHITE proxy card with the SEC in connection with our solicitation of proxies for that meeting.
In addition, our Bylaws establish an advance notice procedure with regard to director nominations and other proposals by stockholders that are not intended to be included in our proxy materials, but that a stockholder instead wishes to present directly at an annual meeting. To be properly brought before the 2023 annual meeting of stockholders, a notice of the nomination or the matter the stockholder wishes to present at the meeting must be in writing and delivered to or mailed and received by our Secretary at our principal executive offices not later than the close of business on February 24, 2023 and not before the opening of business on January 25, 2023. However, if the 2023 annual meeting of stockholders is more than 30 days before or 60 days after the first anniversary of the 2022 Annual Meeting, notice must be so delivered or received not later than the close of business on the 10th day following the date on which public disclosure of the date of such annual meeting was made. Our Bylaws also specify requirements relating to the content of the notice that stockholders must provide in order for a director nomination or other proposal to be properly presented at the 2023 annual meeting of stockholders.
In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 26, 2023.
Householding of Annual Meeting Materials
The SEC’s rules permit us to deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the proxy materials, contact Broadridge Financial Solutions, Inc. at 1-866-540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.
If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy materials for your household, please contact Broadridge at the above phone number or address.
Other Matters
Our Board is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should properly come before the Annual Meeting, it is intended that holders of the proxies will vote thereon in their discretion.
Solicitation of Proxies
The accompanying proxy is solicited by and on behalf of our Board, whose notice of meeting is attached to this proxy statement, and the entire cost of such solicitation will be borne by us.
In addition to the use of the mails, proxies may be solicited by personal interview, telephone, and email by directors, officers, and other employees of Frontier Group Holdings, Inc. who will not be specially compensated for these
58 Frontier Airlines. 2022 Proxy Statement

services. We will also request that brokers, nominees, custodians, and other fiduciaries forward soliciting materials to the beneficial owners of shares held of record by such brokers, nominees, custodians, and other fiduciaries. We will reimburse such persons for their reasonable expenses in connection therewith.
Certain information contained in this proxy statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.
WE WILL FURNISH, WITHOUT CHARGE, A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2021, INCLUDING CONSOLIDATED FINANCIAL STATEMENTS BUT NOT INCLUDING EXHIBITS, TO EACH OF OUR STOCKHOLDERS OF RECORD ON MARCH 31, 2022, AND TO EACH BENEFICIAL STOCKHOLDER ON THAT DATE UPON WRITTEN REQUEST MADE TO OUR GENERAL COUNSEL AND SECRETARY, FRONTIER GROUP HOLDINGS, INC., 4545 AIRPORT WAY, DENVER, COLORADO 80239. A REASONABLE FEE WILL BE CHARGED FOR COPIES OF REQUESTED EXHIBITS.
WHETHER OR NOT YOU PLAN TO ATTEND THE VIRTUAL ANNUAL MEETING, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.
By Order of the Board of Directors,

Howard Diamond
Senior Vice President, General Counsel and Secretary
Denver, Colorado
April 13, 2022
Frontier Airlines. 2022 Proxy Statement 59

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 24, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ULCC2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 24, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D82135-P67105 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FRONTIER GROUP HOLDINGS, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	For	Withhold
1a. William A. Franke	☐	☐
1b. Josh T. Connor	☐	☐
1c. Patricia Salas Pineda	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3, and 1 Year on proposal 4.

	For	Against	Abstain
2. To ratify the appointment, by the Audit Committee of the Board of Directors, of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2022;	☐	☐	☐
3. To approve, on an advisory (non-binding) basis, the compensation of the Company's named executive officers ("Say-on-Pay Vote"); and	☐	☐	☐

	1 Year	2 Years	3 Years	Abstain
4. To approve, on an advisory (non-binding) basis, the frequency of future Say-on-Pay Votes.	☐	☐	☐	☐

NOTE: The named proxies are authorized to transact such other business as may properly come before the meeting or any adjournment, continuation or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

D82136-P67105

FRONTIER GROUP HOLDINGS, INC.
Annual Meeting of Shareholders
May 25, 2022 10:00 AM MDT
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Barry L. Biffle, James G. Dempsey, and Howard M. Diamond, and each of them, as proxies and true and lawful attorneys of the undersigned, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Frontier Group Holdings, Inc. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held virtually at www.virtualshareholdermeeting.com/ULCC2022 on Wednesday, May 25, 2022, at 10:00 AM MDT, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting, and at any adjournment, continuation or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side